SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                           ----------------------
                                  FORM SB-2
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        DURA TRACK ENTERPRISES, INC.
              (Name of small business issuer in its charter)


   Nevada                           2591                        80-0106888
   ------                           ----                        ----------
 State or Other               Primary Standard                 IRS Employer
Jurisdiction of           Industrial Classification          Identification #
 Organization


   DURA TRACK ENTERPRISES, INC.           CAPITAL CORPORATE SERVICES, INC.
3638 North Rancho Drive, Suite 6-D             202 S. Minnesota Street
      Las Vegas, NV 89130                       Carson City, NV 89703
         (702) 243-6896  .                           (775) 884-0490
   ----------------------------           --------------------------------
(Address and telephone of registrant's    (Name, address and telephone number
           executive office)                      of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement
for the same offering. [   ]

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement
for the same offering. [   ]

If delivery of the Prospectus is expected to be made under Rule 434, please check the following box. [ ]

                     CALCULATION OF REGISTRATION FEE

Securities
   to be             Amount To Be  Offering Price   Aggregate    Registration
Registered            Registered    Per Share[1]  Offering Price     Fee[2]
----------           ------------  -------------- -------------- ------------
Common Stock          4,000,000      $ 0.025       $ 100,000       $ 11.76

Common Stock by
 Selling Shareholders 3,200,000      $ 0.025       $  80,000       $  9.42

(1) The Offering price has been arbitrarily determined by Dura Track Enterprises, Inc. ("Dura Track") and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.
(2) The portion of the shares which are being offered by the Selling Shareholders has been calculated based upon Rule 457(c) under the Securities Act.
(3) Dura Track will not receive any of the proceeds from the sale of common stock by Selling Shareholders.

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                PROSPECTUS
                                ----------

                       DURA TRACK ENTERPRISES, INC.
                          SHARES OF COMMON STOCK
       NO MINIMUM TO 4,000,000 MAXIMUM BEING SOLD BY US TO THE PUBLIC
                                   AND
                       DURA TRACK ENTERPRISES, INC.
                          SHARES OF COMMON STOCK
    3,200,000 SHARES OF COMMON STOCK BEING SOLD BY SELLING SHAREHOLDERS

   Prior to this Offering, there has been no public trading market for the common stock. Dura Track Enterprises, Inc. ("Dura Track," "Company," "us," "we," "our") common stock is presently not traded on any market or securities exchange.

   Dura Track is registering up to 4,000,000 shares of common stock at an Offering price of $0.025 per share. The maximum amount to be raised is $100,000. There will be no underwriter or broker/dealer involved in the transaction and no commissions paid to any individuals from the proceeds of this sale. The shares are being offered by Dura Track through its sole Officer and Director. There will be no minimum amount of shares sold and Dura Track will not create an escrow account into which the proceeds from any shares will be placed. The proceeds from all shares sold by Dura Track will be placed into the corporate account and such funds shall be non-refundable to subscribers, except as may be required by applicable law. Dura Track will pay all expenses incurred in this Offering.

   Concurrent with Dura Track's registration and Offering of up to 4,000,000 common shares to be sold by the Company, the Company is also registering, on behalf of certain Selling Shareholders, an additional 3,200,000 shares at an Offering price of $0.025 per share for the duration of the Offering, on a best efforts basis, no minimum, 3,200,000 shares maximum. There is no escrow account. The Offering by the Selling Shareholders will be for a maximum period of 90 days from ___________________ and may be extended for an additional 90 days if the Company so chooses to do so. Dura Track will not receive any proceeds from the sale of any of the shares that may be sold by the Selling Shareholders.

   Since there is no minimum number of shares that may or must be sold by the Company, we may receive no proceeds or very minimal proceeds from the Offering.

   The following table sets forth the information for the share Offering:

                                               Underwriting
                                                Discounts,
                                      Price to  Discounts or  Proceeds to
                                       Public   Commissions     Company
                                      --------  -----------   -----------
Per Share as Offered By Company       $ 0.025      None        $ 100,000
Total # of Shares
  Offered by Company                 4,000,000     None            100%

                                   -3-
<PAGE



   PRIOR TO THIS OFFERING, THERE HAS BEEN NO PUBLIC TRADING MARKET FOR THE COMMON STOCK. DURA TRACK ENTERPRISES, INC. ("DURA TRACK") COMMON STOCK IS PRESENTLY NOT TRADED ON ANY MARKET OR SECURITIES EXCHANGE.

   THE QUOTED PRICE IS THE INITIAL ASKING PRICE BY THE SELLING SHAREHOLDERS AND THE COMPANY IN THEIR OFFERING OF SHARES. IN THE EVENT THAT A MARKET IS CREATED TO TRADE THESE SHARES, THE SHARES WILL BE OFFERED AT THE FIXED PRICE OF $0.025 PER SHARE FOR THE DURATION OF THE OFFERING. AT PRESENT, THE SELLING SHAREHOLDERS HAVE NO AGREEMENTS WITH ANY BROKER/DEALER TO SELL THESE SHARES. IN THE EVENT THAT THE EXISTING SELLING SHAREHOLDERS' SHARES ARE SOLD THROUGH A BROKER/DEALER, A STANDARD COMMISSION MAY BE PAID FROM THE PROCEEDS TO THAT BROKER/DEALER.

   THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.





         The date of this Prospectus is ___________________.



INVESTING IN THE COMPANY'S COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING AT PAGE 9 OF THIS PROSPECTUS.


                  PLEASE READ THIS PROSPECTUS CAREFULLY.


The information in this Prospectus is not complete and may be changed. We may not sell these securities until this Registration Statement being filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                            TABLE OF CONTENTS
                            -----------------

SUMMARY OF OUR PROSPECTUS............................................
RISK FACTORS............................................
USE OF PROCEEDS............................................
DETERMINATION OF OFFERING PRICE............................................
DILUTION OF OFFERING PRICE............................................
DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES..............................
SELLING SHAREHOLDERS............................................
PLAN OF DISTRIBUTION............................................
LEGAL PROCEEDINGS............................................
DESCRIPTION OF PROPERTY............................................
BUSINESS...............................................................
COMPANY HISTORY............................................
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION..................
MANAGEMENT............................................
EXECUTIVE COMPENSATION............................................
PRINCIPAL STOCKHOLDERS............................................
DESCRIPTION OF SECURITIES............................................
CERTAIN TRANSACTIONS............................................
LITIGATION............................................
EXPERTS............................................
FINANCIAL STATEMENTS............................................
PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS...................
EXHIBITS............................................
UNDERTAKINGS............................................
SIGNATURES............................................






                  DEALER PROSPECTUS DELIVERY OBLIGATION

"Until ______________________, all dealers that effect transactions in these securities, whether or not participating in this Offering, may be required to deliver a Prospectus. This is in addition to the dealer obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions."

                          SUMMARY OF OUR PROSPECTUS
                          -------------------------

This summary provides an overview of selected information contained elsewhere in this Prospectus. It does not contain all the information you should consider before making a decision to purchase the shares we are Offering. You should very carefully and thoroughly read the more detailed information in this Prospectus and review our financial statements contained herein.

Summary Information About Dura Track Enterprises, Inc.

Dura Track Enterprises, Inc. was incorporated in the State of Nevada as a for-profit company on March 19, 2004 and established a fiscal year end of December 31. The Company is a development-stage company organized to manufacture and distribute drapery hardware, primarily composed of engineering plastics. The Company intends to offer more competitive pricing for its drapery components as compared to the traditional metal components currently available in the market. The Company will focus on providing its products in bulk to companies that are involved in the contract drapery business, known as "soft window treatments" in the industry. The Company has entered into an exclusive global License Agreement with the owner of the product line for the next 36 months, with a 36-month extension at the Company's option.

Under the terms of the License Agreement, the Company has the global rights to manufacture and distribute the Dura Track product line and use any and all trademarks. The Company has agreed to pay a minimum royalty of $50,000 per annum for these product rights, based on a 20% royalty of gross revenues generated by the licensed products. The Company may also choose to develop its own product line within the 72-month license period in order to further reduce costs and increase profit.

Dura Track's core focus will be to manufacture and provide low-cost, wholesale drapery hardware components to the commercial drapery industry that specialize in providing soft window coverings for new construction and renovations of apartment buildings and condominiums. Dura Track products will be packaged and shipped bulk.

Our business office is located at 3638 North Rancho Drive, Suite 6-D, Las Vegas, NV 89130. Our telephone number is (702) 839-2573 and fax is (702) 243-6896. Our United States and registered statutory office is located at 202 S. Minnesota Street, Carson City, NV 89703, telephone number is (775) 884-0490, and the fax number is (775)884-0493. Our fiscal year end is December 31st.
As of March 31, 2005, the end of the most recent fiscal quarter, Dura Track had raised $23,000 through the sale of its common stock. There is presently $16,411 of cash on hand in the corporate bank account. The Company currently has liabilities of $6,255, represented by expenses accrued during its start-up to date. In addition, the Company anticipates it will incur costs associated with this Offering totaling approximately $4,427. As of the date of this Prospectus, we have not yet generated or realized any revenues from business operations. The following financial information summarizes the more complete historical financial information as indicated on the audited financial statements of the Company filed with this Prospectus.
Concurrent Offering By Selling Shareholders

Certain Selling Shareholders may endeavor to sell their shares of common stock at the same time Dura Track is conducting this Offering. The percentage of total outstanding common stock being offered by these Selling Shareholders is 31.3%. The price at which the Selling Shareholders offer their shares is a fixed price of $0.025 per share for the duration of the Offering. There is no arrangement to address the possible effect of the concurrent primary and secondary Offerings on the price of the stock. Dura Track will not receive any proceeds from the sale of the common stock by the Selling Shareholders. Summary Information About The Offering

Securities being Offered    Up to 7,200,000 shares of common stock. 3,200,000
common shares               being offered by Selling Shareholders and
4,000,000 shares of         common stock being offered by Dura Track.
by Selling Shareholders,
Common Stock, par value
$0.001

Offering Price Per Share    $0.025 per share for the duration of the
by Dura Track and Selling   Offering
Shareholders

Number of Shares            10,200,000 common shares are currently issued
Outstanding                 and outstanding.  3,200,000 of the issued and
Before the Offering         outstanding shares are being offered for sale
of Common Shares            under this Prospectus by certain Selling
                            Shareholders.

Number of Shares            14,200,000 common shares (if maximum is sold).
Outstanding After the
Offering

Minimum Number of           None
Shares to be Sold
in this Offering

Use of Proceeds             Dura Track will not receive any proceeds from the
                            sale of the common stock by the Selling
                            Shareholders. If all 4,000,000 common shares being offered by Dura Track are sold, the total gross proceeds to Dura Track would be $100,000.
                            The Company intends to use the proceeds of this Offering (i) to continue to develop its current products and manufacture initial inventory; (ii) for the expansion of the Company's marketing and sales capabilities; (iii) for other general corporate and working capital purposes. The
                            Company anticipates administrative expenses of approximately $4,427 over the next twelve months associated with this Offering, including legal, accounting, and SEC filing ($2,077);
                            printing/mail ($250); and transfer agent fees
                            ($2,100). The remaining proceeds will be allocated as described above.

Offering Period            The shares are being offered for a period not to
                           exceed 90 days from the date this Prospectus is effective with the Securities and Exchange
                           Commission, unless extended by the Company for an additional 90 days.

Terms of the Offering      The Selling Shareholders will determine when and
                           how they will sell the common stock offered in this Prospectus.

Summary of Financial Information

           Balance Sheet                 As of March 31, 2005
           -------------                 --------------------
           Total Assets                          $16,586
           Total Liabilities                     $ 6,255
           Shareholder's Equity                  $10,331

           Operating Data                Through March 31, 2005
           --------------                ----------------------
           Revenue                               $     0
           Net Loss                            ($  5,680)
           Net Loss Per Share                  ($   0.01)

Dura Track has had no revenues to date and has incurred only losses since its inception. The Company has had no operations and has been issued a "going concern" opinion from their accountants, based upon the sole reliance of the Company on the sale of its common stock to fund future operations.


                              RISK FACTORS

Please consider the following risk factors before deciding to invest in our common stock.

1. BECAUSE THE COMPANY LACKS AN OPERATING HISTORY, THE COMPANY FACES A HIGH RISK OF BUSINESS FAILURE, WHICH MAY RESULT IN THE LOSS OF YOUR INVESTMENT.

The Company was recently formed to carry out the activities described in this Prospectus and has only a limited operating history upon which an evaluation of its prospects can be made. The Company's prospects must be considered keeping in mind the risks, expenses, and difficulties frequently encountered during the development stage of a business in an ever-changing industry and the research, development, manufacture, commercialization, distribution, and commercialization of technology, procedures, products, and related technologies. There can be no assurance that unanticipated technical or other problems will not occur which would result in material delays in product commercialization or that the efforts of the Company will result in successful product commercialization. There can be no assurance that the Company will be able to achieve profitable operations.

2. KEY MANAGEMENT PERSONNEL MAY LEAVE THE COMPANY WHICH COULD ADVERSELY AFFECT THE ABILITY OF THE COMPANY TO CONTINUE OPERATIONS.

The Company is dependent on the efforts and abilities of its senior management. The loss of any member of that management could have a material adverse effect on the Company's business and its prospects. The Company believes that all commercially reasonable efforts have been made to minimize the risks attendant with the departure by key personnel from service; however, there can be no assurances that replacement personnel, if any, will cause the Company to operate profitably. All decisions regarding management of the Company's affairs will be made exclusively by its officers and directors. Purchasers of the offered shares may not participate in the management of the Company and, therefore, are dependent upon the management abilities of the officers and directors. The only assurance that the shareholders of the Company (including purchasers of the offered shares) have that the officers and directors will not abuse their discretion in making decisions with respect to its affairs and other business decisions is the fiduciary obligations and business integrity of the officers and directors. Accordingly, no person should purchase offered shares unless that person is willing to entrust all aspects of management to the officers and directors, or their successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business performance of the officers and directors. The officers and directors may retain independent contractors to provide services to the Company. Those contractors have no fiduciary duty to the shareholders of the Company and may not perform as expected. The Company does not maintain key person life insurance on any of its senior management.

3. INVESTING IN THE COMPANY IS A HIGHLY SPECULATIVE INVESTMENT AND COULD RESULT IN THE LOSS OF YOUR ENTIRE INVESTMENT.

A purchase of the offered shares is significantly speculative and involves significant risks. The offered shares should not be purchased by any person who cannot afford the loss of his or her entire purchase price. A purchase of the offered shares would be "unsuitable" for a person who cannot afford to lose his or her entire purchase price. The business objectives of the Company must also be considered speculative, and there is no assurance the Company will satisfy those objectives. No assurance can be given that the shareholders of the Company will realize a substantial return on their purchase of the offered shares, or any return whatsoever, or the shareholders of the Company will not lose their investments in the Company completely. For this reason, each prospective purchaser of offered shares should read this Prospectus and all exhibits to this Prospectus carefully and consult with that purchaser's attorney, business advisor, and/or investment advisor.

4. BECAUSE THE OFFICERS AND DIRECTORS OF THE COMPANY HAVE OTHER OUTSIDE BUSINESS INTERESTS AND ACTIVITIES, THEY MAY NOT BE IN A POSITION TO DEVOTE AN ADEQUATE AMOUNT OF THEIR TIME TO THE COMPANY'S ACTIVITIES WHICH MAY RESULT IN BUSINESS FAILURE.

The officers and directors of the Company may engage in other business activities. The persons serving as officers and directors may have conflicts of interests in allocating time, services, and functions between the other business ventures in which those persons may be or become involved. The officers and directors, however, believe that the Company will have sufficient staff, consultants, employees, agents, contractors, and managers to adequately conduct the Company's business.

5. IF THE COMPANY DOES NOT GENERATE ENOUGH SALES IT MIGHT LOSE THE RIGHT TO MANUFACTURE AND DISTRIBUTE THE PRODUCT LINE WHICH WOULD MATERIALLY AFFECT THE ABILITY OF THE BUSINESS TO CONTINUE TO OPERATE.

Under the terms of the exclusive global license agreement with the owner of the product line, Dura Track has the rights to manufacture and distribute the Dura Track product line and has the rights to use and control the plastic-injection molds used in the manufacturing of the product line. The Company has agreed to pay a royalty of 20% of the Company's gross revenues generated by the licensed products, with an annual minimum royalty of $50,000 to retain the product rights. The royalty is payable annually on the anniversary date of the license agreement (dated May 1, 2004). In the event that the Company does not generate enough sales to cover the minimum royalty, the Company could lose its rights to manufacture and distribute the product line. The term of the agreement is for 36 months with a 36-month renewal, under the same terms, at the Company's option. The Company may develop its own product line during the licensing period to increase its profit margins. This does not conflict with any of the terms and conditions of the existing license agreement.

6. THERE IS NO ESTABLISHED MARKET FOR SHARES OF THE COMPANY'S COMMON STOCK, WHICH COULD MAKE MARKETS FOR THESE SHARES EXTREMELY ILLIQUID.

At present, there is no established public market for the Company's shares. As a result, the Offering price and other terms and conditions relative to the Company's shares have been arbitrarily determined by the Company and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. Additionally, because the Company has recently formed and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings, and no investment banker, appraiser, or other independent third party has been consulted concerning the Offering price for the shares or the fairness of the Offering price used for the shares.

7. IN THE EVENT OF THE DISSOLUTION OF THE COMPANY IT IS UNLIKELY THAT THERE WILL BE SUFFICIENT ASSETS REMAINING TO DISTRIBUTE TO THE SHAREHOLDERS.

In the event of dissolution of the Company, the proceeds realized from the liquidation of its assets, if any, will be distributed to the shareholders only after satisfaction of claims of the Company's creditors. The ability of a purchaser of offered shares to recover all or any portion of his or her purchase price for the offered shares in that case will depend on the amount of funds realized and the claims to be satisfied therefrom.

8. THE SHARES OF THE COMPANY ARE CONSIDERED "PENNY STOCKS" WHICH MAY IMPACT ON AN INVESTOR'S ABILITY TO RE-SELL THEIR SHARES ON THE PUBLIC MARKET.

The Securities and Exchange Commission ("Commission") has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules; deliver a standardized risk disclosure document prepared by the Commission, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. The broker-dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If any of the Company's securities becomes subject to the penny stock rules, holders of those securities may have difficulty selling those securities.

9. THERE IS NO EXISTING MARKET FOR THE COMPANY'S SHARES AND THERE IS NO ASSURANCE THAT THE COMPANY WILL RAISE ENOUGH CAPITAL THROUGH THIS SHARE OFFERING TO MEET ITS OBLIGATIONS.

The offered shares are being offered on a 'best efforts" basis and no person, firm, or corporation has agreed to purchase any of the offered shares. No assurance can be given that any or all of the offered shares will be sold.

10. BECAUSE THE COMPANY DOES NOT HAVE AN ESCROW OR TRUST ACCOUNT FOR INVESTORS SUBSCRIPTIONS, IF THE COMPANY FILES FOR BANKRUPTCY PROTECTION OR ARE FORCED INTO BANKRUPTCY PROTECTION, INVESTORS WILL LOSE THEIR ENTIRE INVESTMENT.

The terms of this Offering do not establish a minimum amount of funds that the Company must receive in order to utilize the proceeds from the Offering; therefore, no provisions have been made to deposit in escrow any of the funds received from the purchase of the offered shares. Even if the Company is successful in selling all of the offered shares, the funds available for operation may not be adequate to carry out its business objectives for an extended period of time and additional funds may be required. There is no assurance that additional funds will be available from any source; and, if not available, the Company may not be able to continue to operate, in which event, purchasers of the offered shares may lose their entire investment.

11.  INVESTORS MAY FIND DECISIONS MADE BY MANAGEMENT CONTRARY TO THEIR
INTERESTS.

The officers of the Company have complete discretion in the allocation of proceeds in the Offering; therefore, purchasers of the offered shares must entrust the ultimate allocation of those proceeds to the judgment of those officers. While the Company anticipates that the proceeds of the Offering will be used for working capital, infrastructure development, marketing, and general corporate purposes, the Company may also utilize the Offering proceeds for any purpose that it sees fit for its business purpose.

12. EXISTING SHAREHOLDERS COULD LOSE EFFECTIVE CONTROL OF THE COMPANY AND NOT BE ABLE TO ELECT A REPRESENTATIVE TO THE BOARD OF DIRECTORS.

Upon consummation of this Offering, the pre-Offering shareholders of the Company will not beneficially own a majority of the issued and outstanding shares of the Company's common stock. Because of such ownership, the post-Offering shareholders may effectively control the election of all members of the Board of Directors of the Company and determine all corporate actions. Purchasers of the offered shares may be entitled to accumulate their votes for the election of directors or otherwise. Accordingly, the holders of a majority of the common shares of the Company present at a meeting of shareholders of the Company may be able to elect all of the directors of the Company and the minority shareholders of the Company may not be able to elect a representative to the Board of Directors.

13. THE COMPANY DOES NOT EXPECT TO PAY CASH DIVIDENDS WHICH MAY LOWER EXPECTED RETURNS FOR INVESTORS.

The Company does not anticipate paying dividends on its common stock in the foreseeable future; but, rather, the Company plans to retain earnings, if any, for the operation and expansion of its business.

14. THE COMPANY MAY NOT BE SUCCESSFUL IN IMPLEMENTING ITS BUSINESS STRATEGY WHICH COULD RESULT IN THE LOSS OF AN INVESTOR'S ENTIRE INVESTMENT.

Although the Company intends to pursue a strategy of aggressively marketing its products and services, implementation of this strategy will depend in large part on its ability to (i) establish a significant customer base and maintain favorable relationships with those customers; (ii) effectively introduce acceptable products and services to its customers; (iii) obtain adequate financing on favorable terms to fund its business; (iv) maintain appropriate procedures, policies, and systems; (v) hire, train, and retain skilled employees; and (vi) continue to operate within an environment of increasing competition. The inability of the Company to obtain or maintain any or all of these factors could impair its ability to implement its business strategy successfully, which could have a material adverse effect on its results of operations and financial condition.

15. THERE IS NO ASSURANCE THAT THE COMPANY CAN CREATE OR SUSTAIN A MARKET FOR ITS SHARES.
There is currently no traded public market for the Company's common stock. There are no assurances that any public market will be established or maintained for the Company's stock.

16. UNCERTAINTY EXISTS AS TO WHETHER THE COMPANY WILL HAVE SUFFICIENT FUNDS TO CARRY OUT ITS BUSINESS STRATEGY THEREBY MAKING AN INVESTMENT IN THE COMPANY EXTREMELY SPECULATIVE.

The Company will likely be required to raise substantial funds in addition to the proceeds from this Offering. The Company's forecast of the period of time through which its financial resources will be adequate to support its operations is a forward-looking statement that involves risks and uncertainties, and actual results could vary as a result of a number of factors, including those described in these Risk Factors and elsewhere in this Prospectus.

The Company may require additional cash to implement its business strategies, including cash for (i) payment of increased operating expenses and (ii) further implementation of those business strategies. Such additional capital may be raised through public or private financings, as well as borrowings and/or other resources. To the extent that additional capital is raised through the sale of equity or equity-related securities, the issuance of such securities could result in dilution to the Company's stockholders. If adequate funds are not available, the Company may be required to curtail operations significantly or to obtain funds through entering into arrangements with collaborative partners or others that may require it to relinquish rights to certain of its technologies or product candidates that the Company would not otherwise relinquish. No assurance can be given, however, that the Company will have access to the capital markets in the future, or that financing will be available on acceptable terms to satisfy the cash requirements of the Company to implement its business strategies. The inability of the Company to access the capital markets or obtain acceptable financing could have a material adverse effect on its results of operations and financial conditions.

Risks Related to the Company's Market and Strategy

17. BECAUSE OF THE COMPANY'S DEPENDENCE ON RAW PLASTIC TO MANUFACTURE ITS PRODUCT, A DISRUPTION IN PLASTIC SUPPLY, AN INCREASE IN THE MARKET PRICE, OR A SHORTAGE OF CRUDE OIL WOULD AFFECT THE COMPANY'S COSTS OF DOING BUSINESS AND COULD CAUSE THE BUSINESS TO FAIL.

The Company's success will be dependent in large part on its continued supply of raw materials composing mostly of engineering plastics from major manufacturers such as BASF Corporation and Dow Chemical Company. The Company is also reliant upon stable raw plastic pricing. Plastics are a petroleum-based product and market availability of crude oil and market price fluctuation could have a significant negative impact on the cost of manufacturing the Company's drapery hardware components.

18. BECAUSE THE COMPANY'S ENTIRE PRODUCT LINE IS MADE FROM INJECTION MOLDS, THE BUSINESS WOULD LIKELY FAIL IF THE MOLDS BECOME LOST, DAMAGED OR DESTROYED.

The Company's product line is manufactured entirely of engineering plastics, made through an injection molding process. The Company's injection molds could be damaged or even destroyed during the manufacturing process. The Company anticipates making significant efforts in the maintenance and safe guard of its molds, but there can be no assurances that the Company will be successful in maintaining the operational status of its molds, the temporary or permanent loss of which, resulting from physical damage or operating malfunction, could have a material adverse effect on the its business.

19. BECAUSE THE COMPANY'S PRODUCT IS INTENDED FOR USE BY THE CONSTRUCTION INDUSTRY, A DOWNTURN IN THE HOUSING MARKET WOULD REDUCE THE DEMAND FOR WINDOW COVERINGS AND COULD MAKE THE BUSINESS UNPROFITABLE.

The majority of the Company's products and services will be provided through dealers and distributors who provide wholesale products to companies involved in supplying soft window coverings to the construction industry. The market for new apartment buildings and condominium construction is heavily tied to the state of the general economy. Increased interest rates and any other factors resulting in a drop in the new housing market could have an adverse effect on the market's demand for the Company's products.

20. IF THE COMPANY FAILS TO BE INNOVATIVE AND/OR THE PRODUCT DOES NOT MEET CUSTOMER QUALITY STANDARDS, IT COULD FAIL TO OBTAIN A SUSTAINABLE SHARE OF THE MARKET AND NOT BE ABLE TO CONTINUE IN BUSINESS.

The Company's success may also depend partially on the its ability to introduce new products, and services, continually and on a timely basis and to continue to improve the performance, features, and reliability of its products and services in response to both evolving demands of prospective customers and competitive products.

21. THE COMPANY WOULD BE DETRIMENTALLY HARMED TO THE POINT OF BEING UNABLE TO CONTINUE DOING BUSINESS IF LITIGATION OVER COPYRIGHT INFRINGEMENT OR PRODUCT LIABILITY WERE INITIATED ON ITS OWN ACCOUNT OR IN RESPONSE TO THE CLAIMS OF OTHERS.

There has been substantial litigation in the construction industry regarding legislation on new housing warranties, builders' liabilities, and product defects. There can be no assurance that third parties will not, in the future, claim infringement by the Company with respect to current or future products, trademarks, or other proprietary rights, or that the Company will not counterclaim against any such parties in such claims. There is also no assurance that the Company will not be forced to initiate costly and time-consuming litigation against third parties in order to protect against the infringement or misappropriation of the Company's products and trade marks. Any such claims or counterclaims could be time-consuming, result in costly litigation, cause product release delays, require the Company to redesign or reproduce its products, or require the Company to enter into royalty or licensing agreements, any of which could have a material adverse effect upon its business, operating results, and financial condition. Such royalty or licensing agreements, if required, may not be available on terms acceptable to the Company, or at all.

22. BECAUSE THE COMPANY IS NEW IN THE MARKET, THERE IS NO ASSURANCE THAT THE DURA TRACK PRODUCT LINE WILL BE ACCEPTED OR THAT IT CAN ESTABLISH ANY MARKET PRESENCE AT ALL. IF THE COMPANY CANNOT CREATE A MARKET FOR ITS PRODUCTS IN AN EXTREMELY COMPETITIVE INDUSTRY IT WILL FAIL.

The market for window coverings in new construction and renovation market is rapidly changing and significantly competitive. The Company expects competition for window covering products to continue to increase, and, if it cannot compete effectively, its business could be harmed. Moreover, the

Company expects the number of smaller companies competing for the commercial window covering business to increase due to the low cost of entry in providing hard window coverings such as venetian blinds or mini blinds. Competition will probably increase significantly as new companies enter the market and current competitors expand their services. Some of the Company's competitors may enjoy substantial competitive advantages, including (i) larger number of distributors; (ii) long term, established business relationships; (iii) greater brand name recognition; (iv) more fully-developed marketing plans (v) larger production and service staff; and (vi) substantially greater financial, marketing, technical, and other resources. If the Company does not compete effectively, or if the Company experiences any pricing pressures, reduced margins or loss of market share resulting from increased competition, its business could be adversely affected. Competition may include companies that are larger and better capitalized than the Company and that have expertise and established name recognition. There can be no assurance that competitors will not develop Internet-related products and services that are superior or that achieve greater market acceptance than the Company's.

Although the Company believes that the diverse segments of the window covering market will and do provide opportunities for more than one supplier of window covering products and services similar to those of the Company, it is possible that a single supplier may dominate one or more market segments. If competition increases from these and other sources, the Company might have to respond to competitive pressures by implementing pricing, marketing, and other programs, or seeking additional strategic alliances or acquisitions that may be less favorable than would otherwise be established or obtained. Any such response to competition could materially affect the Company's business, results of operations, and financial conditions. The Company also has significant competition from other competitors in international markets, including competition from Asian-based competitors, in addition to companies that are already well established in foreign markets. Many of the existing competitors, in addition to a number of potential new competitors, have or may have significantly greater financial, technical, and marketing resources that the Company.

23. THE COMPANY MAY REQUIRE ADDITIONAL FUNDING TO CARRY OUT TECHNICAL RESEARCH AND DEVELOPMENT ON ITS PRODUCT LINE IN ORDER TO BECOME COMPETITIVE. THERE IS NO ASSURANCE THAT THIS FUNDING WILL BE SECURED AND IF FUNDING IS NOT PROVIDED THE COMPANY MAY HAVE TO DISCONTINUE ITS OPERATIONS.

The market for the products and technology deployed by the Company is characterized by rapidly changing technology in the field of engineering plastics that could result in product obsolescence or short product life cycles. Each of the Company's products is dependent on specific engineering plastics with certain characteristics that make them viable in their shape and use. There can be no assurance that the raw materials the Company uses to manufacture its products will always be available from its current suppliers or that a similar type of plastic will be available from another manufacturer.

The Company may be required to adapt to technological changes in the injection molding industry and develop products and technology to satisfy evolving industry or customer requirements, any of which could require the expenditure of significant funds and resources. The Company does not have a source or commitment for any such funds and resources. Development efforts relating to the technological aspects of the various products to be developed by the Company are not substantially completed. Accordingly, the Company may have to continue to refine and improve those products. Continued refinement and improvement efforts remain subject to the risks inherent in new product development, including unanticipated technical or other problems that could result in material delays in product commercialization or significantly increase costs. In addition, there can be no assurance that those products and technologies will prove to be sufficiently reliable or durable in wide spread commercial application.

The products and technologies to be used in manufacturing by the Company are the result of significant research and development. Although management believes that such research and development will continue satisfactorily, such research and development may result in errors that may become apparent subsequent to significant and substantial commercial utilization. In such event, the Company would be required to modify such products or technologies and continue with additional research and development, which may delay its plans and cause it to incur additional costs.

24. THE COMPANY'S BUSINESS MAY BE NEGATIVELY AFFECTED IF THE COMPANY BECOMES SUBJECT TO BURDENSOME GOVERNMENT REGULATIONS.

The Company is, and will continue to be, subject to governmental regulation and laws of general application in the various governmental jurisdictions in which it operates or has offices. The Company believes it is currently in material compliance with all applicable regulations. Any future cost of compliance with future regulations could have a material adverse effect on the Company's business, financial condition, and results of operation.

The Company is not currently subject to direct regulation by any government agency in the United States, other than regulations applicable to businesses in general.

25. BECAUSE THE COMPANY IS A NEW COMPANY AND LACKS AN OPERATING HISTORY, THE COMPANY FACES A HIGH RISK OF BUSINESS FAILURE, WHICH MAY RESULT IN THE LOSS OF YOUR INVESTMENT.

As a result of the Company's limited operating history, as well as the possibility of higher interest rates and other factors which may cause a slow down in the construction industry, the Company has neither internal nor industry-based historical financial data for any significant period of time upon which to base planned operating expenses.

The Company expects that its results of operations may also fluctuate significantly in the future as a consequence of a variety of factors, including the continued rate of growth of the North American economy; the introduction and acceptance of new or enhanced products or services by the Company or by competitors; its ability to anticipate and effectively adapt to developing markets and rapidly changing manufacturing technologies; the Company's ability to attract, retain, and motivate qualified personnel; initiation, renewal, or expiration of significant distributors or dealers; pricing changes by the Company or its competitors; specific economic conditions; general economic conditions and other factors. Accordingly, future sales and operating results are difficult to forecast. The Company's anticipated expenses are based, in part, on its expectations as to future revenues and to a significant extent are relatively fixed, at least in the short term. The Company may not be able to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. Accordingly, any significant shortfall in relation to its expectations would have an immediate adverse impact on the Company's business, results of operations, and financial condition. In addition, the Company may decide from time to time to make certain pricing, service, or marketing decisions or acquisitions that could have a short-term material adverse effect on business results of operations and financial condition, and may not result in the long-term benefits intended. Due to all of the foregoing factors, it is probable that in some future period the Company's operating results may be less than the expectations of public market analysis and investors. In such event, the price of the Company's securities, including its common stock, would probably be materially adversely affected.

26. COMPENSATION MAY BE PAID TO OFFICERS, DIRECTORS AND EMPLOYEES REGARDLESS OF THE COMPANY'S PROFITABILITY. SUCH PAYMENTS MAY NEGATIVELY AFFECT CASH FLOW AND THE ABILITY OF THE COMPANY TO FINANCE ITS BUSINESS PLAN WHICH WOULD CAUSE IT TO FAIL.

The officers, directors, and employees of the Company may be entitled to receive compensation, payments, and reimbursements regardless of whether the Company operates at a profit or a loss. Any compensation received by officers, directors, and management personnel will be determined from time to time by the board of directors. Officers, directors, and management personnel are expected to be reimbursed for any direct out-of-pocket expenses they have incurred on behalf of the Company.

27. THERE IS A LIMITATION ON LIABILITY OF OFFICERS AND DIRECTORS OF THE COMPANY. INVESTORS IN THIS OFFERING MAY NOT FEEL COMFORTABLE INVESTING IN A COMPANY WHERE DIRECTORS AND OFFICERS HAVE LIMITED OR NO LIABILITY TO ITS SHAREHOLDERS FOR DAMAGES.

The Articles of Incorporation of the Company include a provision eliminating or limiting the personal liability of the Company's officers and directors and its shareholders for damages for breach of fiduciary duty as a director or officer. Accordingly, the officers and directors may have no liability to the shareholders for any mistakes or errors of judgment or for any act of omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to the shareholders.

DISCLOSURE OF THE OPINION OF THE COMMISSION REGARDING INDEMNIFICATION FOR SECURITIES ACT OF 1933 LIABILITIES:

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING PURSUANT TO THE ACT MAY BE PERMITTED TO DIRECTORS, OFFICERS, OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, THE COMPANY HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS, THEREFORE,
UNENFORCEABLE.

28. THERE IS NO GUARANTEE THAT THERE WILL BE ANY MARKET ACCEPTANCE FOR THE COMPANY'S PRINCIPAL PRODUCTS AND SERVICES. IF THE COMPANY'S PRODUCTS ARE NOT ACCEPTED, THE COMPANY MAY FAIL AND THE SHAREHOLDERS MAY LOSE THEIR ENTIRE INVESTMENT.

The strategy of the Company for growth is substantially dependent upon its ability to market its related products and services successfully to its customers. There can be no assurance that its products and services will achieve significant market acceptance, and that such acceptance, if achieved, will be sustained for any significant period or that product life cycles will be sufficient (or substitute products developed) to permit the Company to recover associated costs. Failure of the products of the Company to achieve or sustain market acceptance could have a material adverse effect on the business, financial conditions, and results of operations.

29. THE COMPANY MAY NOT BE ABLE TO CONTINUE OPERATING IF IT IS UNABLE TO MANAGE ITS FUTURE GROWTH.

The Company expects to experience growth and expects such growth to continue for the foreseeable future. The Company's growth may place a significant strain on its management, financial, operating, and technical resources. Failure to manage this growth effectively could have a material adverse effect on the Company's financial condition or results of operations.

30. THERE MAY BE ADDITIONAL COSTS THAT WERE NOT ANTICIPATED AND THERE IS NO CERTAINTY THAT THE COMPANY WILL BE ABLE TO RAISE THE ADDITIONAL FINANCING NECESSARY TO COVER THESE COSTS.

Management has used reasonable efforts to assess and predict costs and expenses. However, there can be no assurance that implementing the Company's business plan may not require more employees, capital equipment, supplies, or other expenditure items than management has predicted. Similarly, the cost of compensating additional management, employees, and consultants, or other operating costs may be more than management's estimates, which could result in sustained losses.

31. THERE IS A RISK THAT CASH FLOWS WILL BE NEGATIVELY IMPACTED IF THE COMPANY IS UNABLE TO COLLECT ITS ACCOUNTS RECEIVABLE.

The Company expects that most of its customers will require standard credit terms of net 30 days. The Company will use reasonable efforts to assess the credit risks of its customers, which includes engaging the professional services of companies such as Dunn & Bradstreet. The Company may encounter customers that default on payment for product orders and such default could have an adverse effect on the Company's cash flow and net profits.

32. THE COMPANY CANNOT OFFER ANY ASSURANCES THAT IT WILL RECEIVE REVENUES OR CAN ACHIEVE OPERATING PROFITS. IF THE COMPANY CANNOT MAKE A PROFIT, SHAREHOLDERS MAY LOSE THEIR ENTIRE INVESTMENT.

There can be no assurance that the Company will be able to develop consistent revenue or that its operations will become profitable.

33. THERE IS A RISK THE COMPANY COULD LOSE ITS ABILITY TO MANUFACTURE ITS PRODUCT LINE OR DISCONTINUE OPERATIONS IF IT EXPERIENCES UNINSURED LOSSES OR AN ACT OF GOD.

The Company may, but is not required to, obtain comprehensive liability and other business insurance of the types customarily maintained by similar businesses. There are certain types of extraordinary occurrences, however, which may be either uninsurable or not economically insurable. For example, in the event of a major earthquake, the Company's molds and manufacturing facility could be rendered inoperable for protracted periods of time, which would adversely affect its financial condition. In the event of a major civil disturbance, the Company's operations could be adversely affected. Should such an uninsured loss occur, the Company could lose significant revenues and financial opportunities in amounts that would not be partially or fully compensated by insurance proceeds.

34. THE COMPANY'S ENTIRE BUSINESS STRATEGY IS DEPENDENT ON PRODUCT SALES AND NEW PRODUCT INTRODUCTIONS. IF THE COMPANY IS UNABLE TO ACHIEVE ITS SALES ESTIMATES IT MAY FAIL AND SHAREHOLDERS MAY LOSE THEIR INVESTMENT.

The strategy of the Company for growth may be substantially dependent upon its ability to market and distribute products successfully and may require it to introduce successful new products. Other companies, including those with substantially greater financial, marketing, and sales resources, compete with the Company. There can be no assurance that the Company will be able to market and distribute its products on acceptable terms, or at all. There can be no assurance that the Company will be able to develop new products that will be commercially successful. Failure to market its products successfully, or develop, introduce, and market new products successfully, could have a material adverse effect on the Company's business, financial condition, or results of operations.

35. THE COMPANY IS DEPENDANT ON THIRD-PARTY PROVIDERS FOR CERTAIN PRODUCTS AND SERVICES AND MAY NOT BE ABLE TO CONTINUE OPERATIONS IF THERE IS A DISRUPTION IN THE SUPPLY OF PRODUCTS AND SERVICES.

The Company may be dependent upon various third parties for significant services and products, which services and products may be provided pursuant to agreements with such providers. Inasmuch as the capacity for certain services and products by certain third parties may be limited, the inability of those third parties, for economic or other reasons, to provide services or products could have a material adverse effect.

36. THE COMPANY MAY BE REQUIRED TO OBTAIN CERTAIN LICENSES AND THERE IS NO ASSURANCE THAT THE COMPANY WILL BE ABLE TO ACQUIRE SUCH LICENSES. THE COMPANY ALSO FACES THE RISK OF LOSING CERTAIN PROPRIETARY INFORMATION TO ITS COMPETITORS.

The utilization or other exploitation of the products developed or offered by the Company may require it to obtain licenses or consents from the producers or other holders of copyrights or other similar rights relating to its products and technologies. In the event the Company is unable, if so required, to obtain any necessary license or consent on terms which management of the Company considers to be reasonable, it may be required to cease developing, utilizing, or exploiting products or technologies affected by those copyrights or similar rights. In the event that the Company is challenged by holders of such copyrights, or other similar rights, there can be no assurance that it will have the financial or other resources to defend any resulting legal action, which could be significant.

The Company may develop certain proprietary technologies, trade secrets, and know-how that are not patentable. The Company's proprietary technologies constitute, or may constitute proprietary information and are important to its success. Although the Company may attempt to protect its unpatented trade secrets, its technology, and its proprietary information, in part by the use of confidentiality agreements with its employees, consultants, and certain contractors, there can be no assurance that (i) these agreements will not be breached, (ii) the Company would have adequate remedies for any breach of the proprietary trade secret, and (iii) know-how of the Company will not be otherwise become known or be independently developed or discovered by competitors. There is also no assurance that the Company's actions will be sufficient to prevent the development or discovery by its competitors. There is also no assurance that its actions will be sufficient to prevent imitation of its products by others or to prevent others from claiming violations of their trade secrets and proprietary rights.

37. THE COMPANY MAY NOT BE ABLE TO MARKET ITS PRODUCTS VIA THE INTERNET AND LOSE MARKET SHARE AS A RESULT.

The Internet has changed traditional marketing patterns in a wide variety of industries. The significance of personal computer usage may lead to entirely new methods of marketing and sales of services and products. The Company may not be able to keep pace with the rate of change in its markets brought about by the Internet and may need to move towards Internet-based marketing and sales.

                     Risks Related to this Offering
                     ------------------------------

38. THE COMPANY CANNOT PROVIDE ANY GUIDANCE AS TO THE FEDERAL TAX IMPLICATIONS OR CONSEQUENCES OF THE PURCHASE OR SALE OF THESE SHARES.

The Company has obtained no ruling from the Internal Revenue Service and no opinion of counsel with respect to the federal income tax consequences of this Offering. Consequently, purchasers of the offered shares must evaluate for themselves the income tax implications that result from their purchase and possible subsequent sale of the offered shares.

39. THE COMPANY'S BUSINESS STRATEGY ANTICIPATES INTERNATIONAL SALES. THERE IS SIGNIFICANT RISK ASSOCIATED WITH DOING BUSINESS IN INTERNATIONAL MARKETS AND THE COMPANY MAY FAIL TO MEET SALES LEVELS REQUIRED IN ORDER TO REMAIN IN BUSINESS.

An aspect of the Company's strategy is to promote and commercially exploit its products and services in international markets. There can be no assurance that the Company will be able to market and operate its products and services in foreign markets successfully. In addition to the uncertainty as to the Company's ability to generate revenues from foreign operations and create an international presence, there are certain risks inherent in doing business internationally, such as unexpected changes in regulatory requirements, export restrictions, trade barriers, difficulties in staffing and managing foreign operations, longer payment cycles, problems in collecting accounts receivable, political instability, fluctuations in currency exchange rates, seasonal reductions in business activity in certain parts of the world, and potentially adverse tax consequences, which could adversely impact the success of the Company's international operations. There can be no assurance that one or more of such factors will not have a material adverse effect on the Company's potential future international operations and, consequently, on the Company's business, operating results and financial condition. In order to attract and retain users, the Company plans significant expenditures on sales and marketing, content development, technology and infrastructure. Many of these expenditures may be planned or committed in advance and in anticipation of future revenues. If the Company's revenues in a particular period are less than it anticipates, it may be unable to reduce spending in that period. As a result, any shortfall in revenues would likely adversely affect the Company's operating results.

The Company anticipates that revenue from the sale of the products may be derived from customers located primarily in the United States of America and Canada. Because a number of the principal customers of the Company may be located in other countries as well, the Company anticipates that international sales may account for a portion of its revenues. There can be no assurance that the Company will be able to manage these operations effectively or that the Company's activities will enable it to compete successfully in international markets or to satisfy the service and support requirements of its customers. There can be no assurance that any of these factors will not have a material adverse effect on the Company's business, financial condition, and results of operations.

The Company may sell its products and services in currencies other than the United States dollar, which would make the management of currency fluctuations difficult and expose the Company to risks in this regard. The Company's results of operations may be subject to fluctuations in the value of various currencies against the United States dollar. Although management will monitor the Company's exposure to currency fluctuations, there can be no assurance that exchange rate fluctuations will not have a material adverse effect on the Company's results of operations, or financial condition.

The products and services of the Company may be subject to numerous foreign government standards and regulations that are continually being amended. Although the Company will endeavor to satisfy foreign technical and regulatory standards, there can be no assurance that the products of the Company will be able to comply with foreign government standards and regulations, or changes thereto, or that it will be cost effective for the Company to redesign its products or technologies to comply with such standards or regulations. The inability of the Company to design or redesign products to comply with foreign standards could have a material adverse effect on the Company's business, financial condition and results of operations.

                              USE OF PROCEEDS

The Company intends to use the proceeds of this Offering (i) to continue enhance its current products and technologies, specifically related to the Company's line of drapery hardware; (ii) for the expansion of the Company's marketing and sales capabilities; (iii) for other general corporate and working capital purposes. The Company can give no assurance that its research and development will provide technologies or products that will be commercially feasible or acceptable. Although the Company presently intends to use the proceeds of this Offering as described in this section, management of the Company has absolute discretion to adjust the application and allocation of the net proceeds of this Offering in order to accommodate various circumstances and opportunities. As a result of the foregoing, the success of the Company may be affected by the discretion and judgment of the management of the Company with respect to the application and allocation of the net proceeds of this Offering. In the event that the Company's plans change, its assumptions change or prove to be inaccurate, or the proceeds of the Offering prove to be insufficient, the Company may find it necessary or advisable to reallocate proceeds within the above-described categories or to use proceeds for other purposes, or it may be required to seek additional financing or curtail its operations.

The Company anticipates administrative expenses of approximately $4,427 over the next twelve months associated with this Offering, including legal, accounting, and SEC filing ($2,077); printing/mail ($250); and transfer agent fees ($2,100). The remaining proceeds will be allocated as described in the preceding paragraph.

The net proceeds of this Offering that are not expended immediately may be deposited, at the Company's discretion, in interest or non-interest bearing accounts, or invested in government obligations, certificates of deposit, commercial paper, money market accounts or similar investments, which may not be insured.
This Offering is being made on a self-underwritten basis - no minimum of shares must be sold in order for the Offering to proceed. The Offering price per share is $0.025. The following table below sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100% of the securities offered for sale in this Offering by the Company.

                             If 25% of   If 50% of   If 75% of   If 100% of
                            Shares Sold Shares Sold Shares Sold Shares Sold
                            ----------- ----------- ----------- -----------
GROSS PROCEEDS FROM
  THIS OFFERING               $25,000     $50,000     $75,000    $100,000
                              =======     =======     =======    ========
Less: OFFERING EXPENSES
  Legal and Accounting          2,062       2,062       2,062       2,062
  SEC Filing                       15          15          15          15
  Printing                        250         250         250         250
  Transfer Agent                2,100       2,100       2,100       2,100
                              -------     -------     -------    --------
  TOTAL                         4,427       4,427       4,427       4,427

Less: MANUFACTURING EXPENSES
  Initial Tooling Charge/Setup    600         600         600         600
  Initial Production Run        3,000       7,000      11,000      15,000
  Product Packaging             1,000       2,000       4,000       5,000
                              -------     -------     -------    --------
  TOTAL                         4,600       9,600      15,600      20,600
Less: SALES & MARKETING
  Web Site Development            700       2,000       3,000       4,000
  Computer Hardware               500       2,000       2,000       2,500
  Direct Mail Campaign            300       1,000       2,000       3,000
                              -------     -------     -------    --------
  TOTAL                         1,500       5,000       7,000       9,500
Less: ADMINISTRATION EXPENSES
  Office, Stationery,
    Telephone, Internet           500       2,000       3,000       4,000
  Legal and Accounting          1,000       2,500       5,000       6,000
  Secretary                         0       1,000       2,000       5,000
                              -------     -------     -------    --------
  TOTAL                         1,500       5,500      10,000      15,000
                              -------     -------     -------    --------

TOTAL EXPENSES                 12,027      24,527      37,027      49,527
                              -------     -------     -------    --------

NET WORKING CAPITAL           $12,973     $25,473     $37,973     $50,473
                              =======     =======     =======     =======

         Note: The above figures represent estimated costs.

                     DETERMINATION OF OFFERING PRICE

The price of the shares we are Offering was arbitrarily determined in order for us to raise up to a total of $100,000 in this Offering. The Offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

         - our lack of operating history,
         - the proceeds to be raised by the Offering,
         - the amount of capital to be contributed by purchasers in this Offering in proportion to the amount of stock to be retained by our existing stockholders, and
         - our relative cash requirements.

              DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

Existing Stockholders if All of the Shares are Sold
  Price per share                                               $0.025
  Net tangible book value per share before the Offering         $0.005
  Potential gain to existing shareholders                       $100,000
  Net tangible book value per share after the Offering          $0.005
  Increase to present stockholders in net tangible book
    value per share after the Offering                          $0.00
  Capital contributions                                         $23,000
  Number of shares outstanding before the Offering             10,200,000
  Number of shares after the Offering held by existing
    stockholders                                                7,000,000
Percentage of ownership after the Offering                        49.2 %

Purchasers of Shares in this Offering if All the Shares are Sold
  Price per share                                               $0.025
  Dilution per share                                            $0.018
  Capital contributions                                         $100,000
  Percentage of Capital Contributions                             81 %
  Number of shares after Offering held by public investors     7,200,000
  Percentage of ownership after the Offering                      51.8 %

Purchasers of Shares in this Offering if 75% of Shares Sold
  Price per share                                               $0.025
  Dilution per share                                            $0.019
  Capital contributions                                         $75,000
  Percentage of Capital Contributions                             76.5 %
  Number of shares after Offering held by public investors     6,200,000
  Percentage of ownership after the Offering                      46.9 %

Purchasers of Shares in this Offering if 50% of Shares Sold
  Price per share                                               $0.025
  Dilution per share                                            $0.021
  Capital contributions                                         $50,000
  Percentage of Capital Contributions                            68.4 %
  Number of shares after Offering held by public investors     5,200,000
  Percentage of ownership after the Offering                     42.6 %

Purchasers of Shares in this Offering if 25% of Shares Sold
  Price per share                                               $0.025
  Dilution per share                                            $0.022
  Capital contributions                                         $25,000
  Percentage of Capital Contributions                            52 %
  Number of shares after Offering held by public investors     4,200,000
  Percentage of ownership after the Offering                     37.5 %

                          SELLING SECURITY HOLDERS

The following table sets forth information, as of the date of this Offering, with respect to the beneficial ownership of our common stock both before and after the Offering. The table includes all those who beneficially own any of our outstanding common stock AND are registering their shares in the concurrent Offering. NOTE: Our sole Officer and Director, Darrel Crimeni, as of the date of this Prospectus, owns 7,000,000 common shares, which are subject to Rule 144 restrictions.

There are currently nine shareholders of our common stock.

The percentages determined in these calculations are based upon the 3,200,000 of our common shares issued and outstanding as of the date of this Prospectus. The following table shows the number of shares and percentage before and after this Offering:

                                               Total     Total
Name of Beneficial       Ownership  % Before   Shares    Shares    % Owned
Owners of                 Before    Offering   Offered   After      After
Common Stock             Offering      (1)     for Sale  Offering  Offering
------------------       ---------  ---------  --------  --------  --------

Roy Silver                380,000      3.7%    380,000       0         0%
Robert Weston             420,000      4.1%    420,000       0         0%
Sharon Proudfoot          380,000      3.7%    380,000       0         0%
Tiberio Faedo             420,000      4.1%    420,000       0         0%
Richard A. Haney          400,000      3.9%    400,000       0         0%
Roland Phillips           400,000      3.9%    400,000       0         0%
Joseph J. DeChellis       400,000      3.9%    400,000       0         0%
Naomi Glass               400,000      3.9%    400,000       0         0%

(1)(1) Based on 10,200,000 common shares outstanding prior to the primary
    Offering

            Except as pursuant to applicable community property laws, persons named in this table have sole voting and investment power with respect to all shares of common stock.

                             PLAN OF DISTRIBUTION

We are Offering 4,000,000 shares on a self-underwritten basis. The Offering price is $0.025 per share for the duration of the Offering.
In addition, certain Selling Shareholders are concurrently registering shares of common stock fro possible resale at the same time we are conducting this Offering. The percentage of the total outstanding common stock being offered by the Selling Shareholders is approximately 31.3% based upon the 10,200,000 common shares that are issued and outstanding as of the date of this Prospectus. There is no arrangement to address the possible effect of the concurrent primary and secondary Offerings on the price of the stock.
The Company will sell its shares only through Darrel Crimeni, our President and Director. Mr. Crimeni will receive no commission from the sale of any shares. He will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the Offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

1. 1. The person is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation;
2. 2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3. 3. The person is not at the time of their participation, an associated person of a broker/dealer; and,
4.    4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-
1
       of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the Offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve
       (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Mr. Crimeni is not statutorily disqualified, not being compensated, and not associated with a broker/dealer. He is and will continue to be our President and a Director at the end of the Offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer. Mr. Crimeni has not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation. Mr. Crimeni is not selling any of his shares in this Offering and has not sold any during the last twelve months.

Only after our Prospectus is effective by the SEC, do we intend to advertise, possibly through tombstones, and hold investment meetings in various states or provinces where the Offering may be registered. We will not use the Internet to advertise our Offering. We may also distribute the Prospectus to potential investors at the meetings and to our friends and relatives who are interested in us and are considering a possible investment in the Offering.

We confirm that we have not engaged and will not be engaging a "finder" in connection with this Offering.

Offering Period and Expiration Date

This Offering will start on the effective date of this Prospectus and continue for a period of 90 days. We may extend the Offering period for an additional 90 days, or unless the Offering is completed or otherwise terminated by us.

Procedures for Subscribing

No payment for the shares will be accepted until after Dura Track's Form SB-2 Registration Statement for this Offering has been approved and deemed effective by the Securities and Exchange Commission.

If you decide to subscribe for any shares in this Offering, you must:

1.    1. Execute and deliver a subscription agreement.
2. 2. Deliver a check or certified funds to us for acceptance or rejection, in our sole discretion.

All checks for subscriptions must be made payable to "Dura Track Enterprises, Inc."

Right to Reject Subscriptions
We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All moneys from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

                              LEGAL PROCEEDINGS

We are not a party to any material legal proceedings and to our knowledge; no such proceedings are threatened or contemplated by any party.

                           DESCRIPTION OF PROPERTY

The Company does not own any real estate or other properties. The Company's office is located at 3638 North Rancho Drive, Suite 6-D, Las Vegas, NV 89130 and our telephone number is (702) 839-2573 and the fax is (702) 243-6896.

                                 BUSINESS

Company History

Dura Track Enterprises, Inc. ("Dura Track") is a development stage Company, organized on March 19, 2004, in the State of Nevada, to enter into manufacturing and supply of a line of drapery hardware components, entirely composed of engineering plastics, used in the commercial window covering industry.

On May 1, 2004, the Company signed a 36-month exclusive license to manufacture and distribute certain drapery hardware components under the Dura Track name. The license carries a 36-month renewal at the option of Dura Track. Under the terms of the license, the Company must pay 20% of its gross revenues generated by the licensed products, with a minimum annual royalty of $50,000, to retain its exclusivity to the product rights. To date, the Company has no operating history and has not yet implemented any of its manufacturing or marketing initiatives. On February 22, 2005, the Company signed an amendment to the license agreement whereby the minimum annual royalty payments have been waived until May 1, 2007.

The Company signed a "Consulting Services Agreement" with Altres Group, LLC, effective April 23, 2004, whereby Altres Group will assist the Company in the creation of the corporate entity, provide consulting services, assistance to become a United States reporting company, and other related matters regarding the preparation and filing of materials related to "public company" filings. The Company has agreed to pay Altres Group a total of $45,000 for its services, of which $5,000 has been paid and the remaining $40,000 balance to be payable immediately upon filing of a Form 15(c)211 package with a securities broker/dealer and acceptance of same by the NASD or similar approval authority.

Dura Track has provided the following information concerning the Company and its business for inclusion in this Offering. The information contained herein does not purport to be all-inclusive or to contain all the information that a prospective investor may desire. This information contains statements that constitute "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements that express or involve discussions with respect to predictions, business strategy, budgets, developments opportunities or projects, the expected timing of transactions or other expectations, beliefs, plans, objectives, assumptions or future events or performance are not statements of historical fact and may be "forward-looking statements". Forward-looking statements are based on expectations, estimates and projections at the time the statements are made that involve a number of known and unknown risks and uncertainties which could cause actual results or events to differ materially from those anticipated by Dura Track Enterprises, Inc.
Company Description

Dura Track intends to offer plastic drapery hardware components, which generally are stronger and less expensive than their metal counterparts, through a network of distributors and dealers. The Company's initial market focus will be in North America with possible expansion internationally in the mid term.

The Company has the exclusive use of seven plastic-injection molds that will be used to manufacture the six drapery hardware components that the Company will offer for sale. The molds are located at Leone Industries Inc. in Burnaby, British Columbia, Canada. Leone Industries has been in the plastic-injection mold and product assembly business for over 25 years and has a reputation for quality manufacturing. Some of the Dura Track product line components will be fully complete after the plastic-injection mold process and require no assembly. Two of the components (end pulleys and floor pulleys) require assembly. The end pulleys have two plastic wheels that must be inserted and the floor pulleys have a wheel and a spring that must be inserted. Leone Industries has verbally agreed to provide all manufacturing, assembly, and packaging of the Dura Track product line and warehouse the product for direct shipping to Dura Track's customers.
Market Opportunity

The commercial window covering industry is influenced by two major factors: one being current fashion trends and the second being cost.

From early 1900's to the early 1980's, the bulk of all commercial window coverings had been soft (being draperies and drapery tracks). In the early 1980's, a shift to hard window covering began (hard window covering being venetian blinds or mini blinds). By the end of the 1980's, the majority of commercial window coverings became hard with mini blinds covering the majority of new apartment and condominium windows. Mini blinds remained popular from both a fashion and price point until the late 1990's, when their installation on a new construction site became regarded as substandard. Over the past few years, new apartment and condominium construction has been installing more soft window covering (draperies and track). As more housing becomes available in urban areas, the competition for buyer and renter has increased and developers are now seeking ways of differentiating their products from their competitors and more soft window treatments are currently being installed. Dura Track, with its stronger lighter and less expensive drapery hardware components, is poised to take advantage of this trend. The cost of supplying the hardware components for commercial window coverings can be 40% of the total price. In a competitive bid circumstances, Dura Track's plastic components can be installed for approximately 50% less than traditional metal components - giving bidders a significant cost advantage, resulting in a very competitive bid.
Product Description

Dura Track will manufacture up to six separate components that are used in the assembly of a drapery tracks. A metal "c" channel type track is still used, although all of the Company's components are injection molded using the latest in engineering plastics.

Each of the Company's components has been engineered to out-perform their metal counter parts while providing significant cost savings. Each of the components will be packaged in bulk, with minimum quantities being between 200 and 500 units per box.

There are two types of drapery hardware used in the commercial industry that Dura Track products are designed for. One type is called "cord drawn" where there is a drapery cord to operate the opening and closing of the draperies. The second type is called "hand drawn" where an 18-inch rod (called a fling rod) is attached to the leading edge of the drape and the drape is closed manually by grasping the rod. Both styles of drapery tracks are fastened to the wall using a wall bracket.

Dura Track Products:


Item         Quantity
Number       Per Box       Name            Description
------       --------      ----            -----------
 D15           500         End Lock        Product is used to snap on to the
                                           end of a hand drawn drapery track
                                           for two purposes. One, to stop the
                                           glides on the drapery track from
                                           slipping off the end and second,
                                           to provide a fastener for the last
                                           pin on the outside edges of each
                                           drape.

 D17           200         Wall Bracket    Product is used to fasten the
                                           drapery rod to the wall above the
                                           window. Once the bracket is
                                           fastened, a "c" channel drapery
                                           track snaps into the bracket. Used
                                           for both hand drawn and cord drawn
                                           drapery tracks.

 D21           200 Pairs   End Pulley      These components are usually used
                                           in pairs attached to the ends of a
                                           cord drawn drapery track. These
                                           components service two purposes:
                                           they have a set of wheels that
                                           allow the drapery cord to operate
                                           smoothly and they provide a
                                           fastener for the last pin on the
                                           outside edges of each drape.

 D23           200        Floor Pulley     This component used for cord drawn
                                           drapery tracks and is either
                                           fastened to the wall or the floor.
                                           It contains a wheel and is spring
                                           loaded to help keep tension on the
                                           operating cord for the drapery
                                           track.

 D25           200        Fling Rod        This component is used with hand
                                           drawn drapery tracks and is
                                           attached to the leading glide or
                                           fastener of the drapery to allow
                                           hand closing and opening of a
                                           drape.

 D27           200 Pairs  Master Glides    These components are usually used
                                           in pairs for both hand drawn and
                                           cord drawn drapery tracks. The
                                           master glides have overlapping
                                           arms that allow the draperies in
                                           the center of a pair to overlap
                                           for privacy.

Competitive Advantages

Dura Track components will have multiple competitive advantages over their metal counterparts. These advantages include price, strength, durability, weight and resistance to rust.

Price: Unlike their metal counterparts, Dura Track components are manufactured by an injection molding process and require little assembly and no painting, as the raw materials are colored prior to manufacturing. This basic "one-step" manufacturing process requires less physical labor and machinery than metal stamping, resulting in significant cost saving in manufacturing.

Strength: With the advancement in polymer technologies, a new class of plastic materials known as "engineering plastics" has been developed. In many applications, from aerospace to automobiles, these new materials have proven to be stronger and less expensive than metal and in some cases perform a function that metal cannot compete with. Dura Track has taken advantage of these new space age materials and their physical properties in the design and manufacturing of its products. The end result is that the Dura Track product line out performs its metal counterparts in strength and durability in a commercial application where normal wear and tear is greater than in a domestic setting.

Durability: There are three physical factors that make up the durability of almost every commercial product: impact resistance, flexural modulus, and creep. Impact resistance is essentially how the product will perform or fail when hit with a hammer. Metal components do fairly well in this test. Even though there is some bending and chipping of paint, complete product failure is rare. Dura Track's components in this test also fare well, except for the wall mount bracket that is made from a very stiff engineering plastic that has a tendency to shatter under an impact test. However, impact resistance is not as an important physical factor required in the use of drapery hardware components as flexural modulus and creep. Flexural modulus measures how an item reacts under short-term load or stress when functioning as designed. For example, a wall bracket holding a drapery track may experience increased load if tugging the draperies occurs while trying to open or close them. Traditional wall metal brackets fail when the load becomes between 30 and 50 pounds, while Dura Track wall brackets have proven to perform on loads in excess of 250 pounds. The failure of wall brackets in commercial installations is one of the most common occurring problems (i.e. brackets bending and causing draperies to drag on the floor). Dura Track has all but eliminated this problem by using engineering plastics. Creep measures how a product performs long-term under load while performing its function. Many of the traditional metal drapery components suffer from metal fatigue under constant load. Dura Track's components, especially the overlap masters and wall brackets, have shown to be superior in retaining their functionality over a longer period of time under stress.

Product Weight: As Dura Track components are manufactured with plastic, their weight compared to their metal counterparts is fractional. This reduction in weight allows for lower shipping costs for the Company and its distributors and their customers, which assists in the overall price performance ratio of the Company's products.

Marketing

The commercial window covering industry is a long-time and well-established industry, with established marketing channels from distribution to dealers to wholesalers and retailers. Dura Track's prime focus will be that of a manufacturer supplying various distributors who already have established relationships with providers of commercial window covering in their geographical area.

The Company will likely deploy an exclusive geographical distribution model on a city-by-city basis throughout North America. Each Dura Track distributor will likely be required to maintain certain minimum inventory levels while meeting annual sales volumes with minimum quantity purchase orders.

Initially, the Company plans to use a direct marketing campaign to reach distributors throughout North America. The Company will produce a price list and brochure that will accompany shipments of product samples to targeted distributors identified through telemarketing, the Internet, industry SIC codes, and related trade shows.

Direct Competition

There are several large, well-established competitors in the commercial drapery hardware business globally. The largest of these competitors is Kirsch, a global Company established in 1907 in Germany. The founder of Kirsch is credited with the invention of the modern "c" channel drapery rod. By the time Kirsch had reached its 50th anniversary in 1957 it had over 1800 employees and grossed over $30 million in annual sales.

Other direct competitors in the marketplace like Kirsch, who supply a wide range of drapery hardware products for both the residential and commercial markets, are OB-Masco Drapery Hardware Ogura of America Inc. and the Graber Corporation. Unlike Dura Track, these competitors supply mainly metal components and do not solely focus on the commercial aspect of the drapery hardware business.

Staffing

As of March 31, 2005, Dura Track has no permanent staff other than its sole Officer and Director, Mr. Darrel Crimeni, who is the President and Chairman of the Company. Mr. Crimeni is employed full time elsewhere, but has the flexibility to work on Dura Track up to 10 hours per week and is prepared to devote more time, as may be required. He is not being paid at present.

Employees and Employment Agreements

At present, Dura Track has no employees other than its current Officer and Director, Mr. Crimeni, who has not been compensated. There are no employment agreements in existence. The Company presently does not have, pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, the Company may adopt plans in the future. There are presently no personal benefits available to the Company's Director.

      MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the Prospectus includes a number of forward- looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this Prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a development stage Company organized to enter into the manufacturing and distribution of drapery hardware primarily composed of engineering plastics. We have not yet generated or realized any revenues from business operations.

Our auditors have issued a "going concern" opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin manufacturing and selling our products. Accordingly, we must raise cash from sources other than the sale of our product line. Our only other source for cash at this time is investments by others in this Offering. We must raise cash to implement our business strategy and stay in business. The amount of the Offering will likely allow us to operate for at least one year. Our success or failure will be determined by our ability to begin the manufacturing process.

To meet our need for cash we are attempting to raise money from this Offering. Whatever money we do raise, will be applied to the items set forth in the Use of Proceeds section of this Prospectus.

                                 MANAGEMENT

Officers and Directors

Our sole Director serves until his successor is elected and qualified. Our sole Officer is elected by the Board of Directors to a term of one (1) year and serves until his successor is duly elected and qualified, or until he is removed from office. The Board of Directors has no nominating or compensation committees. The Company's current Audit Committee consists of our sole Officer and Director.

The name, address, age, and position of our present Officer and Director is set forth below:

  Name and Address           Age     Position(s)
  ----------------           ---     -----------
Darrel Crimeni                55     President, Secretary/ Treasurer, Chief
6505 - 138th Street                    Financial Officer and Chairman of the
Surrey, BC, Canada  V3W 5G5            Board of Directors

The person named above has held his offices/positions since inception of our Company and is expected to hold his offices/positions at least until the next annual meeting of our stockholders.

Background of Officers and Directors

Mr. Darrel Crimeni has spent the past 30 years of his professional career in the contract window covering industry. Throughout his career in commercial window coverings, Mr. Crimeni has successfully overseen the bidding, awarding, manufacturing, and installation of window coverings for hundreds of very large and prestigious construction projects including many Four Seasons Hotels in Canada, The Pan Pacific Hotel and The Hotel Vancouver located in Vancouver, British Columbia, Canada. Since 1995 until April 30, 2005, Mr. Crimeni has been the Manager of Contract Sales for Aftex Products (Western) Ltd. in Richmond, B.C., one of western Canada's largest suppliers of contract window coverings. Aftex Products (Western) Ltd. is currently the distributor of Kirsch drapery hardware components, a competitive product line to Dura Track's drapery hardware components.

Prior to Aftex, Mr. Crimeni was Manager of Contract Sales for Tritex Fabrics Ltd. of Vancouver. From 1976 to 1993, Mr. Crimeni was General Manager of Adrians Interiors Ltd. and Crestwood Draperies Ltd., both located in Richmond, B.C., where he was responsible for all aspects of their commercial window covering divisions.

As of May 1, 2005 to present, Mr. Crimeni is the General Manager of Canadian Blind Manufacturing, Inc. located in Richmond, B.C.

Conflicts of Interest

At the present time, the Company does not foresee any direct conflict of interest between Mr. Crimeni's current position with Canadian Blind Manufacturing, Inc. and his involvement in Dura Track.

                            EXECUTIVE COMPENSATION

Summary of Compensation

Dura Track has made no provisions for cash compensation or for non-cash compensation to its officers and directors. No salaries are being paid at the present time, and will not be paid unless, and until, there is available cash flow being generated from operations to pay salary.

Employment Agreements

At this time, Dura Track has not entered into any employment agreements with its Officer or Director. The Company may in the future, if there is available cash flow from operations, enter into employment agreements with its officers and directors and key staff members.

Stock Option Plan

The Board of Directors of Dura Track has not adopted a stock option plan ("Stock Option Plan"). The Company has no plans to adopt a stock option plan but may choose to do so in the future. If such a plan is adopted, this plan may be administered by the board or a committee appointed by the board (the "Committee"). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not, without the written consent of the optionee, impair any rights under any option previously granted. Dura Track may develop an incentive based stock option plan for its officers and directors and may reserve up to 10% of its outstanding shares of common stock for that purpose.

Stock Awards Plan

The Company has not adopted a Stock Awards Plan, but may do so in the future. The terms of any such plan have not been determined.

                           PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this Prospectus, the total number of shares owned beneficially by each of our officers, directors, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this Offering. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Name and Address
Beneficial Ownership [1] Number of Shares Before the Offering Number of Shares After Offering Assuming all of the Shares are Sold Percentage of Ownership After the Offering Assuming all of the Shares are Sold

                                            Number of           % of
                                           Shares After     Ownership After
Name and Address         Number of      Offering Assuming  Offering Assuming
Beneficial             Shares Before       All of the        All of the
Ownership (1)          the Offering      Shares are Sold   Shares are Sold
----------------       ------------      ---------------   ---------------
Darrel Crimeni,          7,000,000          7,000,000           62.5%
6505 138th Street
Surrey, British Columbia
Canada V3W 5G5

All Officers and
  Directors
  as a Group (1 person)  7,000,000          7,000,000           62.5%


(1) The person named above may be deemed to be a "parent" and "promoter" of our Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct and indirect stock holdings. Mr. Crimeni is the only "promoter" of our Company.

Future Sales by Existing Stockholders

A total of 7,000,000 shares of common stock were issued to our sole Officer and Director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition commencing on July 6, 2005. Under Rule 144, a shareholder can sell up to 1% of total outstanding shares every three months in brokers' transactions. Shares purchased in this Offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are Offering.

Because our sole Officer and Director will continue to retain majority control of us after the Offering, regardless of the number of shares sold, your ability to cause a change in the course of our operations is eliminated. As such, the value attributable to the right to vote is gone. This could result in a reduction in value to the shares you own because of the ineffective voting power. No common stock is subject to outstanding options, warrants, or securities convertible into common stock.

                         DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

   - have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;
   - are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
   - do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights;
   - and are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to our Articles of Incorporation, Bylaws, and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this Offering is completed, present stockholders will own approximately 63% of our outstanding shares.

Cash Dividends

As of the date of this Prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Anti-Takeover Provisions

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control. 78.378 through 78.3793 of the Nevada Revised Statutes relates to control share acquisitions that may delay to make more difficult acquisitions or changes in our control, however, they only apply when we have 200 or more stockholders of record, at least 100 of whom have addresses in the State of Nevada appearing on our stock ledger and we do business in this state directly or through an affiliated corporation.

Neither of the foregoing events seems likely to occur. Currently, we at present have no Nevada shareholders. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do business in the State of Nevada in the future. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

Reporting

After we complete this Offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock Transfer Agent

We have not engaged the services of a Transfer Agent at this time, however, within the next twelve months we anticipate doing so. Until such a time a Transfer Agent is retained, Dura Track will act as its own Transfer Agent.

                         CERTAIN TRANSACTIONS

In July 2004, we issued a total of 7,000,000 shares of common stock to Darrel Crimeni, our sole Officer and Director, for total cash consideration of $7,000. This was accounted for as a purchase of common stock. In October and December 2004, we issued a total of 2,400,000 common shares for consideration of $12,000, which was accounted for as a purchase of common stock. In January 2005, we issued 800,000 common shares for total consideration of $4,000, which was accounted for as a purchase of common stock.

                             LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

                              EXPERTS

Our financial statements for the period from inception to March 31, 2005, included in this Prospectus have been audited by Dale Matheson Carr-Hilton LaBonte, Chartered Accountants, 1700 - 1140 West Pender Street, Vancouver, British Columbia, Canada V6E 4G1 as set forth in their report included in this Prospectus. Their report is provided on their authority as experts in accounting and auditing.

Jeffrey Nichols, Attorney at Law, Suite 500, 388 Market Street, San Francisco, CA 94111 has acted as our legal counsel. Mr. Nichols has provided his opinion on the legality of the 3,200,000 shares of common stock being registered on behalf of certain Selling Shareholders by way of this Prospectus.

                            FINANCIAL STATEMENTS

Our fiscal year end is December 31st. We will provide audited financial statements to our stockholders on an annual basis; as prepared by an Independent Certified Public Accountant.

Our financial statements immediately follow:

              FINANCIAL STATEMENTS                          Page
              --------------------                          ----
              Auditors Report                               F-1
              Balance Sheets                                F-2
              Statements of Operations                      F-3
              Statement of Stockholders' Equity             F-4
              Statements of Cash Flows                      F-5
              Notes to the Financial Statements             F-6 thru F-9

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of Dura Track Enterprises, Inc.

We have audited the balance sheet of Dura Track Enterprises, Inc. (a development stage company) as at March 31, 2005 and December 31, 2004 and the statements of operations, changes in stockholders' equity and cash flows for the periods from March 19, 2004 (inception) to December 31, 2004, the three month period ended March 31, 2005 and the period March 19, 2004 (inception) to March 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the Standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at March 31, 2005 and December 31, 2004 and the results of its operations and cash flows and the changes in stockholders' equity for the periods from March 19, 2004 (inception) to December 31, 2004, the three month period ended March 31, 2005 and the period March 19, 2004 (inception) to March 31, 2005, in accordance with generally accepted accounting principles in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the development stage and has incurred losses since inception and has limited working capital available raising substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


"Dale Matheson Carr-Hilton LaBonte"

CHARTERED ACCOUNTANTS

/s/ Dale Matheson Carr-Hilton LaBonte
-------------------------------------
Vancouver, B.C.
April 29, 2005

                          DURA TRACK ENTERPRISES, INC.
                         (A Development Stage Company)

                                BALANCE SHEETS

                                                       March 31,   December 31,
                                                         2005          2004
-------------------------------------------------------------------------------
                                    ASSETS

CURRENT ASSETS
  Cash                                                 $ 16,411     $ 13,091
  Prepaid expenses                                          175          175
                                                        -------      -------
                                                       $ 16,586     $ 13,266
                                                        =======      =======

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable and accrued liabilities             $  5,000     $      -
  Due to related party (Note 7)                           1,255        1,255
                                                        -------      -------
                                                          6,255        1,255
                                                        -------      -------

GOING CONCERN CONTINGENCY (Note 1)

STOCKHOLDERS' EQUITY
  Capital stock (Note 4)
  Authorized
    75,000,000 shares of common stock, $0.001 par value,
  Issued and outstanding
    10,200,000 shares of common stock
    (2004 - 9,400,000 shares)                           10,200        9,400
  Additional paid in capital                            12,800        9,600
  Deficit accumulated during development stage          (12,669)      (6,989)
                                                        -------      -------
                                                         10,331       12,011
                                                        -------      -------
                                                       $ 16,586     $ 13,266
                                                        =======      =======







The accompanying notes are an integral part of these financial statements.

                        DURA TRACK ENTERPRISES, INC.
                       (A Development Stage Company)

                          STATEMENTS OF OPERATIONS

                                Three months   March 19, 2004
                                    Ended       (Inception) to  March 19,
2004
                                   March 31,     December 31,   (Inception)
to
                                     2005           2004        March 31,
2005
-----------------------------------------------------------------------------
-

GENERAL AND ADMINISTRATIVE EXPENSES

  Office and general            $       555    $       6,444     $       6,999
  Professional fees                   5,125              545             5,670
                                 -----------     ------------      ------------
NET LOSS FOR THE PERIOD         $    (5,680)   $      (6,989)    $     (12,669)
                                 ==========     ============
============


BASIC NET LOSS PER SHARE        $     (0.01)   $       (0.01)
                                  ==========     ============

WEIGHTED AVERAGE NUMBER OF COMMON
  SHARES OUTSTANDING              9,757,875        4,546,597
                                  ==========     ============





















The accompanying notes are an integral part of these financial statements.

                        DURA TRACK ENTERPRISES, INC.
                       (A Development Stage Company)

                     STATEMENT OF STOCKHOLDERS' EQUITY

  FOR THE PERIOD FROM MARCH 19, 2004 (INCEPTION) TO MARCH 31, 2005

                                                          Deficit
                                                        Accumulated
                          ---Common Stock---  Additional    During
                          Number of             Paid In   Development
                           Shares      Amount   Capital     Stage      Total
----------------------------------------------------------------------------

Balance, March 19, 2004           -  $      -  $       -  $        -  $    -
Common stock issued for
  cash at $0.001 per share
    July 6, 2004          7,000,000     7,000          -           -   7,000

Common stock issued for
  cash at $0.005 per share
    October 25, 2004        420,000       420      1,680           -   2,100
    October 27, 2004        380,000       380      1,520           -   1,900
    December 30, 2004     1,600,000     1,600      6,400           -   8,000

Net loss for the period           -         -          -      (6,989) (6,989)
                          ---------    ------     ------      ------- -------
Balance,
  December 31, 2004       9,400,000     9,400      9,600       6,989) 12,011

Common stock issued for
  cash at $0.005 per share
    January 28, 2005        800,000       800      3,200           -   4,000

Net loss for the period           -         -          -      (5,680) (5,680)
                          ---------    ------     ------      ------- -------

Balance,
  March 31, 2005         10,200,000  $ 10,200  $  12,800   $ (12,669) $10,331
                         =========     =====     ======      =======  ======








The accompanying notes are an integral part of these financial statements.

                        DURA TRACK ENTERPRISES, INC.
                       (A Development Stage Company)

                         STATEMENTS OF CASH FLOWS


                                                  March 19,
                                                     2004
                                 Three months   (Inception) to  March 19, 2004
                                 ended March     December 31,   (Inception) to
                                   31,2005           2004       March 31, 2005
------------------------------------------------------------------------------


CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss for the period       $    (5,680)    $   (6,989)    $    (12,669)
  Adjustments to reconcile net
    loss to net cash from operating
    activities:
    - Prepaid expenses                    -           (175)            (175)
    - accounts payable and
        accrued liabilities           5,000          1,255            6,255
                                     ------         ------           ------
NET CASH USED IN OPERATING
  ACTIVITIES                           (680)        (5,909)          (6,589)
                                     ------         ------           ------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds on sale of common stock    4,000         19,000           23,000
                                     ------         ------           ------

NET CASH PROVIDED BY FINANCING
  ACTIVITIES                          4,000         19,000           23,000
                                     ------         ------           ------

INCREASE IN CASH                      3,320         13,091                -

CASH, BEGINNING OF PERIOD            13,091              -                -
                                     ------         ------           ------

CASH, END OF PERIOD             $    16,411    $    13,091     $     16,411
                                     ======         ======           ======


Supplemental disclosures with respect to cash flows:

  Interest paid                 $        -     $        -      $         -
                                     ======         ======           ======

  Income taxes paid             $        -     $        -      $         -
                                     ======         ======           ======


The accompanying notes are an integral part of these financial statements.

                     DURA TRACK ENTERPRISES, INC.
                    (A Development Stage Company)

                 NOTES TO THE FINANCIAL STATEMENTS

                MARCH 31, 2005 AND DECEMBER 31, 2004

NOTE 1 - NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Dura Track Enterprises, Inc. (the "Company") is in the initial development stage and has incurred losses since inception totalling $12,669. The Company was incorporated on March 19, 2004 in the State of Nevada. The Company's fiscal year end is December 31. The Company was organized to enter into the manufacturing and supply of a unique line of drapery hardware components, entirely composed of engineering plastics that are used in the commercial window covering industry. The Company signed a 36 month exclusive license agreement to manufacture and distribute certain drapery hardware components under the Dura Track name. The license carries a 36 month renewal at the option of The Company. The Company's initial market focus will be in North America with possible expansion internationally in the mid term. To date the Company has had no business operations. The ability of the Company to continue as a going concern is dependent on raising capital to fund its business plan and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company's ability to continue as a going concern. The Company is funding its initial operations by way of issuing Founders' shares and a Private Placement Offering Memorandum for 10,000,000 shares at $.005 per share. As of March 31, 2005 the Company had sold 10,200,000 shares and had received $23,000 in proceeds from the sale of the Company's common stock of which 7,000,000 Founders' shares were issued at $.001 per share for net proceeds of $7,000 and 3,200,000 shares were issued at $.005 per share for net proceeds of $16,000 pursuant to the Private Placement Offering Memorandum.

NOTE 2 _ SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
These financial statements are presented in United States dollars and have been prepared in accordance with United States generally accepted accounting principles.

Use of Estimates and Assumptions
Preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Income taxes
The Company follows the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment. As at March 31, 2005 the Company had net operating loss carryforwards; however, due to the uncertainty of realization the Company has provided a full valuation allowance for the deferred tax assets resulting from these loss carryforwards.

Net Loss per Share
Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive losses per share reflects the potential dilution of securities that could share in the losses of the Company. Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Foreign Currency Translation
The financial statements are presented in United States dollars. In accordance with SFAS No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Revenue and expenses are translated at average rates of exchange during the period. Related translation adjustments are reported as a separate component of stockholders' equity, whereas gains or losses resulting from foreign currency transactions are included in results of operations.

Stock-based Compensation
The Company has not adopted a stock option plan and has not granted any stock options. Accordingly no stock-based compensation has been recorded to date.

Recent accounting pronouncements
In December 2004, the FASB issued SFAS No. 153, Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29, Accounting for Non-monetary Transactions ("SFAS 153"). SFAS 153 requires that exchanges of non-monetary assets are to be measured based on fair value and eliminates the exception for exchanges of non-monetary, similar productive assets, and adds an exemption for non-monetary exchanges that do not have commercial substance. SFAS 153 will be effective for fiscal periods beginning after June 15, 2005. Management does not believe that the adoption of this standard will have a material impact on the Company's financial condition or results of operations.

In December 2004, the FASB issued SFAS No. 123R, "Share Based Payment". SFAS 123R is a revision of SFAS No. 123 "Accounting for Stock-Based Compensation", and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees" and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. SFAS 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123R does not change the accounting guidance for share-based payment transactions with parties other than employees provided in SFAS 123 as originally issued and EITF Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services". SFAS 123R does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, "Employers' Accounting for Employee Stock Ownership Plans". SFAS 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award - the requisite service period (usually the vesting period). SFAS 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. The scope of SFAS 123R includes a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. Public entities (other than those filing as small business issuers) will be required to apply SFAS 123R as of the first interim or annual reporting period that begins after June 15, 2005. Public entities that file as small business issuers will be required to apply SFAS 123R in the first interim or annual reporting period that begins after December 15, 2005. For nonpublic entities, SFAS 123R must be applied as of the beginning of the first annual reporting period beginning after December 15, 2005. Management is currently evaluating the impact, which the adoption of this standard will have on the Company's results of operations or financial position.

NOTE 3 - FAIR VALUE OF FINANCIAL INSTRUMENTS

In accordance with the requirements of SFAS No. 107, the Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies. The fair value of financial instruments classified as current assets or liabilities approximate their carrying value due to the short-term maturity of the instruments.

NOTE 4 - CAPITAL STOCK

The Company's capitalization is 75,000,000 common shares with a par value of $0.001 per share.

As at March 31, 2005 the Company has not granted any stock options and has not recorded any stock-based compensation.

During the period ended December 31, 2004, a director purchased 7,000,000 shares of common stock in the Company at $0.001 per share with proceeds to the Company totalling $7,000.

Private Placement: On August 30, 2004 the Company issued a Private Placement Offering Memorandum offering 10,000,000 shares of common stock at a price of $0.005 per share. The total amount to be raised in this financing is $50,000.

As of March 31, 2005 the Company had sold 3,200,000 shares and had received $16,000 in proceeds from the sale of the Company's common stock.

NOTE 5 - INTERNATIONAL DISTRIBUTOR AGREEMENT

On May 1, 2004 the Company entered in to a 36 month International Distributor Agreement with Adele Paulsen (refer to Note 7) whereby the Company may distribute and manufacture certain drapery components under the Dura Track name. The Agreement carries a 36 month renewal at the option of the Company. Under the terms of the license, the Company must pay a twenty percent royalty on its gross revenues generated by the licensed products, with a minimum annual royalty of $50,000, to retain its exclusivity to the product rights.

On February 22, 2005 an amendment to the Paulsen International Distributor Agreement was made. By agreement of both parties, the twenty percent royalty of the gross sales amount and the minimum $50,000 royalty payment have been waived and shall not become effective until May 1, 2006.

NOTE 6 _ COMMITMENTS

On April 23, 2004 the Company entered into a Consulting Services Agreement with the Altres Group LLC ("Altres") to assist in the creation of the corporate entity, provide consulting services, assistance to become a United States reporting company and other related matters regarding the preparation and filings of materials related to a public company filing.

The Company has agreed to pay Altres a total of $45,000 for its services of which $5,000 has been paid on July 19, 2004 and the remaining $40,000 balance to be payable immediately upon filing of a Form 15 (C) 211 package with a securities broker/dealer and acceptance of same by the NASD.


NOTE 7 - RELATED PARTY TRANSACTIONS

A director of the Company is relative of Adele Paulsen, the Licensor of the Company. Refer to Note 5.

The Company owes a director of the Company $1,255. The amounts payable are non-interest bearing with no set terms of repayment.

NOTE 8 - INCOME TAXES

The Company has adopted FASB No. 109 for reporting purposes. As of March 31, 2005, the Company had net operating loss carry forwards of approximately $13,000 that may be available to reduce future years' taxable income and will expire commencing 2015. Availability of loss usage is subject to change of ownership limitations under Internal Revenue Code 382. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carryforwards.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Dale Matheson Carr-Hilton LaBonte, Chartered Accountants, from their Vancouver, British Columbia, Canada office, are our auditors. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

            Part II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

Other Expenses of Issuance and Distribution

The estimated expenses of the Offering, whether or not all shares are sold, all of which are to be paid by the registrant, are as follows:

           Legal and Accounting         $ 2,062
           SEC Filing Fee                    15
           Printing                         250
           Transfer Agent                 2,100
                                          -----
           TOTAL                        $ 4,427

Recent Sales of Unregistered Securities

(a) Prior sales of common shares

Dura Track is authorized to issue up to 75,000,000 shares of common stock with a par value of $0.001. As of March 31, 2005, we had issued 7,000,000 common shares to our sole Officer and Director for total consideration of $7,000. In addition, we have issued 3,200,000 common shares for total consideration of $16,000 to a total of eight registered shareholders, four of whom reside outside the United States.

Dura Track is not listed for trading on any securities exchange in the United States and there has been no active market in the United States or elsewhere for the common shares.

During the past year, the Company has sold the following securities, which were not registered under the Securities Act of 1933, as amended:
On July 6, 2004, we issued 7,000,000 common shares to Darrel Crimeni, the sole Officer and Director of the Company, at an offering price of $0.001 per share for gross offering proceeds of $7,000 in an offshore transaction pursuant to Rule 903 of Regulation S of the Securities Act of 1933. Darrel Crimeni is not a U.S. person as that term is defined in Regulation S. No directed selling efforts were made in the United States by the Company, any distributor, any of their respective affiliates or any person acting on behalf of any of the foregoing. We are subject to Category 3 of Rule 903 of Regulation S and accordingly we implemented the offering restrictions required by Category 3 of Rule 903 of Regulation S by including a legend on all offering materials and documents which stated that the shares have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to US persons unless the shares are registered under the Securities Act of 1933, or an exemption from the registration requirements of the Securities Act of 1933 is available. The offering materials and documents also contained a statement that hedging transactions involving the shares may not be conducted unless in compliance with the Securities Act of 1933.

On the dates listed below, we issued a total of 1,600,000 common shares to four shareholders at an offering price of $0.005 per share for gross offering proceeds of $8,000 in offshore transactions pursuant to Rule 903 of Regulation S of the Securities Act of 1933. None of the shareholders are U.S. persons as that term is defined in Regulation S. No directed selling efforts were made in the United States by the Company, any distributor, any of their respective affiliates or any person acting on behalf of any of the foregoing. We are subject to Category 3 of Rule 903 of Regulation S and accordingly we implemented the offering restrictions required by Category 3 of Rule 903 of Regulation S by including a legend on all offering materials and documents which stated that the shares have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to U.S. persons unless the shares are registered under the Securities Act of 1933, or an exemption from the registration requirements of the Securities Act of 1933 is available. The offering materials and documents also contained a statement that hedging transactions involving the shares may not be conducted unless in compliance with the Securities Act of 1933.

    October 25, 2004 - 420,000 common shares to one individual investor.

   October 27, 2004 - 380,000 common shares to one investor.

   January 28, 2005  - 800,000 common shares to two individual investors.

On December 30, 2004, we issued 1,600,000 common shares to four shareholders at an offering price of $0.005 per share for gross offering proceeds of $8,000 pursuant to an exemption from registration under Rule 504 of Regulation D. The appropriate filings were made at the federal and state level. The share transactions took place within the United States and were offered and subject at all times to the restrictions on the sale and resale of the offered shares specified in WAC 460-44A-504 and California Corporate Code 25102 (f) and according to Rule 144 promulgated pursuant to the Act by the Securities and Exchange Commission.

(b) Use of proceeds
We have spent a portion of the above proceeds to pay for costs associated with this Prospectus and expect the balance of the proceeds to be mainly applied to further costs of this Prospectus and administrative costs.
We shall report the use of proceeds on our first periodic report filed pursuant to sections 13(a) and 15(d) of the Exchange Act after the effective date of this Registration Statement and thereafter on each of our subsequent periodic reports through the later of 1) the disclosure of the application of the Offering proceeds, or 2) disclosure of the termination of this Offering.

                                  EXHIBITS

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation K.

  Exhibit No.              Document Description
  -----------              --------------------
  3.1                      Articles of Incorporation of Dura Track
                             Enterprises, Inc.
  3.2                      Bylaws of Dura Track Enterprises, Inc.
  4.1                      Specimen Stock Certificate of Dura Track
                             Enterprises, Inc.
  5.1                      Opinion of Jeffrey Nichols regarding the legality
                             of the securities being registered
 10.1                      Dura Track Enterprises, Inc. International
                             Distributor Agreement
 10.2                      Amendment to the Dura Track Enterprises
                             International, Inc. International Distributor Agreement
 10.3                      Altres Group, LLC Consulting Services Agreement
 23.1                      Consent of Dale Matheson Carr-Hilton LaBonte,
                             Chartered Accountants
 99.1                      Subscription Agreement of Dura Track Enterprises,
                              Inc.

Description of Exhibits

Exhibit 3.1 Articles of Incorporation of Dura Track Enterprises, Inc., dated March 3, 2004.

Exhibit 3.2 Bylaws of Dura Track Enterprises, Inc., approved and adopted on March 26, 2004.

Exhibit 4.1      Specimen Stock Certificate of Dura Track Enterprises, Inc.

Exhibit 5.1 Opinion of Jeffrey Nichols, Attorney at Law, Suite 500, 388 Market Street, San Francisco, CA 94111, dated August 5, 2005, regarding the legality of the securities being registered.

Exhibit 10.1 Dura Track Enterprises, Inc. International Distributor Agreement, effective May 1, 2004.

Exhibit 10.2 Amendment to the Dura Track Enterprises, Inc. International Distributor Agreement, effective February 22, 2005.

Exhibit 10.3 Altres Group, LLC Consulting Services Agreement, effective April 23, 2004.

Exhibit 23.1 Consent of Dale Matheson Carr-Hilton LaBonte, Chartered Accountants, 1700 - 1140 West Pender Street, Vancouver, British Columbia, Canada V6E 4G1, dated August 8, 2005, regarding the use in this Registration Statement of their report of the auditors and financial statements of Dura Track Enterprises, Inc. for the period ending March 31, 2005.

Exhibit 99.1     Subscription Agreement of Dura Track Enterprises, Inc.

                               UNDERTAKINGS

Presently the sole Officer and Director of Dura Track Enterprises, Inc. is not covered by liability insurance. However, Dura Track's Articles of Incorporation state that the Company may indemnify its officers, directors, employees, and agents to the full extent permitted by the laws of the State of Nevada. No other statute, charter provision, by-law, contract, or other arrangement to insure or indemnify a controlling person, officer, or director of Dura Track exists which would affect his liability in that capacity. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to officers, directors, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by an officer, director, or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such officer, director, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by itself is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement:

   a. To include any Prospectus required by Section 10(a)(3) of the Securities Act;

   b. To reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered, if the total dollar value of securities offered would not exceed that which is registered, any deviation from the low or high end of the estimated maximum Offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate Offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

   c. To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any change to such information in the Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the Offering of such securities at that time shall be deemed to be the initial bona fide Offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

                                SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on this Form SB-2 and authorized this Registration Statement and has duly caused this Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, on this 3rd day of August, 2005.

Dura Track Enterprises, Inc.

BY: /s/ Darrel Crimeni
      ----------------
Darrel Crimeni,
President, CFO

Know all men by these present, that each person whose signature appears below constitutes and appoints Darrel Crimeni, as agent, with full power of substitution, for his and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                   Title                            Date

/s/ Darrel Crimeni      President, Chief Executive Officer   August 3, 2005
------------------      Principal Executive Officer,
                        Chief Financial Officer and a
                        member of the Board of Directors.

EXHIBIT 3.1               Articles of Incorporation



                          ARTICLES OF INCORPORATION
                                    OF
                         DURA TRACK ENTERPRISES, INC.

The undersigned, being the original incorporator herein named, for the purpose of forming a corporation under the General Corporation Laws of the State of Nevada, to do business both within and without the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true.

                                ARTICLE I
The name of the corporation, which is hereinafter referred to as "the corporation" is:

                      DURA TRACK ENTERPRISES, INC.

                                ARTICLE II

The name and address of the Resident Agent for the service of process is:

                     CAPITOL CORPORATE SERVICES, INC.
                     202 S. MINNESOTA STREET
                     CARSON CITY, NEVADA 89703

                               ARTICLE III
The corporation is organized for the purpose of engaging in Any Lawful Activity, within or without the State of Nevada.

                                ARTICLE IV
The total number of shares of authorized capital stock of the Corporation shall consist of seventy-five million (75,000,000) shares of common stock at $0.001 par value.

The Board of Directors may issue such shares of Common Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in Resolutions or Bylaws adopted by them.

Stockholders of the corporation have a preemptive right, granted on uniform terms and conditions prescribed by the Board of Directors to provide a fair and reasonable opportunity to exercise the right, to acquire proportional amounts the corporation's unissued shares upon the decision of the board of directors to issue them limited by the provisions of NRS 78.267.

The Common Stock of the corporation, after the amount of the subscription price has been paid, in money, property or services, as the directors shall determine, shall not be subject to assessment to pay the debts of the corporation, nor for any other purpose, and no stock issued as fully paid shall ever be assessable or assessed, and the Articles of Incorporation shall not be amended in this particular.

                                  ARTICLE V

The name and address of the one member of the Board of Directors is as follows:

                   1. Darrel Crimeni, 6505 - 138th Street, Surrey, BC,
                        Canada V3W 5G5.

                                  ARTICLE VI

The liability of the directors, officers or stockholders for damages for breach of fiduciary duty as a director or officer is hereby eliminated pursuant to NRS 78.037 except for acts or omissions which involve intentional misconduct, fraud or knowing violation of law; or the payments of distributions in violation of NRS 78.300.

                                  ARTICLE VII

Every person who was or is a party to or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire, and without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any by-law, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this Article.

                                  ARTICLE VIII

The name and address of the incorporator of DURA TRACK ENTERPRISES, INC., is:

            Darrel Crimeni
            6505 - 138th Street
            Surrey, BC, Canada V3W 5G5


Dated: March 3, 2004                         /s/ Darrel Crimeni
                                             ------------------


         CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT

I hereby accept appointment as Resident Agent for DURA TRACK ENTERPRISES, INC.

Dated: March 3, 2004                               /s/ Lee Ann Brooks
                                                  -------------------
                                On Behalf of CAPITOL CORPORATE SERVICES, INC.

EXHIBIT 3.2                         By-Laws


                                   BY-LAWS
                                      OF
                         DURA TRACK ENTERPRISES, INC.
                              A Nevada Corporation

                                ARTICLE I - OFFICES

The registered office of the Corporation in the State of Nevada shall be located in the City and State designated in the Articles of Incorporation. The Corporation may also maintain offices at such other places within or without the State of Nevada as the Board of Directors may, from time to time, determine.

                     ARTICLE II - MEETING OF SHAREHOLDERS

Section 1 - Annual Meetings

The annual meeting of the shareholders of the Corporation shall be held at the time fixed, from time to time, by the Directors.

Section 2 - Special Meetings

Special meetings of the shareholders may be called by the Board of Directors or such person or persons authorized by the Board of Directors and shall be held within or without the State of Nevada.

Section 3 - Place of Meetings

Meetings of shareholders shall be held at the registered office of the Corporation, or at such other places, within or without the State of Nevada as the Directors may from time to time fix. If no designation is made, the meeting shall be held at the Corporation's registered office in the state of Nevada.

Section 4 - Notice of Meetings

(a) Written or printed notice of each meeting of shareholders, whether annual or special, signed by the president, vice president or secretary, stating the time when and place where it is to be held, as well as the purpose or purposes for which the meeting is called, shall be served either personally or by mail, by or at the direction of the president, the secretary, or the officer or the person calling the meeting, not less than ten or more than sixty days before the date of the meeting, unless the lapse of the prescribed time shall have been waived before or after the taking of such action, upon each shareholder of record entitled to vote at such meeting, and to any other shareholder to whom the giving of notice may be required by law. If mailed, such notice shall be deemed to be given when deposited in the United States mail, addressed to the shareholder as it appears on the share transfer records of the Corporation or to the current address, which a shareholder has delivered to the Corporation in a written notice.

(b) Further notice to a shareholder is not required when notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to him or her during the period between those two consecutive annual meetings; or all, and at least two payments sent by first-class mail of dividends or interest on securities during a 12-month period have been mailed addressed to him or her at his or her address as shown on the records of the Corporation and have been returned undeliverable.

Section 5 - Quorum

(a) Except as otherwise provided herein, or by law, or in the Articles of Incorporation (such Articles and any amendments thereof being hereinafter collectively referred to as the "Articles of Incorporation"), a quorum shall be present at all meetings of shareholders of the Corporation, if the holders of a majority of the shares entitled to vote on that matter are represented at the meeting in person or by proxy.

(b) The subsequent withdrawal of any shareholder from the meeting, after the commencement of a meeting, or the refusal of any shareholder represented in person or by proxy to vote, shall have no effect on the existence of a quorum, after a quorum has been established at such meeting.

(c) Despite the absence of a quorum at any meeting of shareholders, the shareholders present may adjourn the meeting.

Section 6 - Voting and Acting

(a) Except as otherwise provided by law, the Articles of Incorporation, or these Bylaws, any corporate action, the affirmative vote of the majority of shares entitled to vote on that matter and represented either in person or by proxy at a meeting of shareholders at which a quorum is present, shall be the act of the shareholders of the Corporation.

(b) Except as otherwise provided by statute, the Certificate of Incorporation, or these bylaws, at each meeting of shareholders, each shareholder of the Corporation entitled to vote thereat, shall be entitled to one vote for each share registered in his name on the books of the Corporation.

(c) Where appropriate communication facilities are reasonably available, any or all shareholders shall have the right to participate in any shareholders' meeting, by means of conference telephone or any means of communications by which all persons participating in the meeting are able to hear each other.

Section 7 - Proxies

Each shareholder entitled to vote or to express consent or dissent without a meeting, may do so either in person or by proxy, so long as such proxy is executed in writing by the shareholder himself, his authorized officer, director, employee or agent or by causing the signature of the stockholder to be affixed to the writing by any reasonable means, including, but not limited to, a facsimile signature, or by his attorney-in-fact there unto duly authorized in writing. Every proxy shall be revocable at will unless the proxy conspicuously states that it is irrevocable and the proxy is coupled with an interest. A telegram, telex, cablegram, or similar transmission by the shareholder, or a photographic, photostatic, facsimile, shall be treated as a valid proxy, and treated as a substitution of the original proxy, so long as such transmission is a complete reproduction executed by the shareholder. If it is determined that the telegram, cablegram or other electronic transmission is valid, the persons appointed by the Corporation to count the votes of shareholders and determine the validity of proxies and ballots or other persons making those determinations must specify the information upon which they relied. No proxy shall be valid after the expiration of six months from the date of its execution, unless otherwise provided in the proxy. Such instrument shall be exhibited to the Secretary at the meeting and shall be filed with the records of the Corporation. If any shareholder designates two or more persons to act as proxies, a majority of those persons present at the meeting, or, if one is present, then that one has and may exercise all of the powers conferred by the shareholder upon all of the persons so designated unless the shareholder provides otherwise.

Section 8 - Action Without a Meeting

Unless otherwise provided for in the Articles of Incorporation of the Corporation, any action to be taken at any annual or special shareholders' meeting, may be taken without a meeting, without prior notice and without a vote if written consents are signed by a majority of the shareholders of the Corporation, except however if a different proportion of voting power is required by law, the Articles of Incorporation or these Bylaws, than that proportion of written consents is required. Such written consents must be filed with the minutes of the proceedings of the shareholders of the Corporation.

                       ARTICLE III - BOARD OF DIRECTORS

Section 1 - Number, Term, Election and Qualifications

(a) The first Board of Directors and all subsequent Boards of the Corporation shall consist of one, not less than 1 nor more than 9, unless and until otherwise determined by vote of a majority of the entire Board of Directors. The Board of Directors or shareholders all have the power, in the interim between annual and special meetings of the shareholders, to increase or decrease the number of Directors of the Corporation. A Director need not be a shareholder of the Corporation unless the Certificate of Incorporation of the Corporation or these Bylaws so require.

(b) Except as may otherwise be provided herein or in the Articles of Incorporation, the members of the Board of Directors of the Corporation shall be elected at the first annual shareholders' meeting and at each annual meeting thereafter, unless their terms are staggered in the Articles of Incorporation of the Corporation or these Bylaws, by a plurality of the votes cast at a meeting of shareholders, by the holders of shares entitled to vote in the election.

(c) The first Board of Directors shall hold office until the first annual meeting of shareholders and until their successors have been duly elected and qualified or until there is a decrease in the number of Directors. Thereinafter, Directors will be elected at the annual meeting of shareholders and shall hold office until the annual meeting of the shareholders next succeeding his election, unless their terms are staggered in the Articles of Incorporation of the Corporation (so long as at least one - fourth in number of the Directors of the Corporation are elected at each annual shareholders' meeting) or these Bylaws, or until his prior death, resignation or removal. Any Director may resign at any time upon written notice of such resignation to the Corporation.

(d) All Directors of the Corporation shall have equal voting power unless the Articles of Incorporation of the Corporation provide that the voting power of individual Directors or classes of Directors are greater than or less than that of any other individual Directors or classes of Directors, and the different voting powers may be stated in the Articles of Incorporation or may be dependent upon any fact or event that may be ascertained outside the Articles of Incorporation if the manner in which the fact or event may operate on those voting powers is stated in the Articles of Incorporation. If the Articles of Incorporation provide that any Directors have voting power greater than or less than other Directors of the Corporation, every reference in these Bylaws to a majority or other proportion of Directors shall be deemed to refer to majority or other proportion of the voting power of all the Directors or classes of Directors, as may be required by the Articles of Incorporation.

Section 2 - Duties and Powers

The Board of Directors shall be responsible for the control and management of the business and affairs, property and interests of the Corporation, and may exercise all powers of the Corporation, except such as those stated under Nevada state law, are in the Articles of Incorporation or by these Bylaws, expressly conferred upon or reserved to the shareholders or any other person or persons named therein.

Section 3 - Regular Meetings, Notice

(a) A regular meeting of the Board of Directors shall be held either within or without the State of Nevada at such time and at such place as the Board shall fix.

(b) No notice shall be required of any regular meeting of the Board of Directors and, if given, need not specify the purpose of the meeting; provided, however, that in case the Board of Directors shall fix or change the time or place of any regular meeting when such time and place was fixed before such change, notice of such action shall be given to each director who shall not have been present at the meeting at which such action was taken within the time limited, and in the manner set forth in these Bylaws with respect to special meetings, unless such notice shall be waived in the manner set forth in these Bylaws.

Section 4 - Special Meetings; Notice

(a) Special meetings of the Board of Directors shall be held at such time and place as may be specified in the respective notices or waivers of notice thereof.

(b) Except as otherwise required statute, written notice of special meetings shall be mailed directly to each Director, addressed to him at his residence or usual place of business, or delivered orally, with sufficient time for the convenient assembly of Directors thereat, or shall be sent to him at such place by telegram, radio or cable, or shall be delivered to him personally or given to him orally, not later than the day before the day on which the meeting is to be held. If mailed, the notice of any special meeting shall be deemed to be delivered on the second day after it is deposited in the United States mails, so addressed, with postage prepaid. If notice is given by telegram, it shall be deemed to be delivered when the telegram is delivered to the telegraph company. A notice, or waiver of notice, except as required by these Bylaws, need not specify the business to be transacted at or the purpose or purposes of the meeting.

(c) Notice of any special meeting shall not be required to be given to any Director who shall attend such meeting without protesting prior thereto or at its commencement, the lack of notice to him, or who submits a signed waiver of notice, whether before or after the meeting. Notice of any adjourned meeting shall not be required to be given.

Section 5 - Chairperson

The Chairperson of the Board, if any and if present, shall preside at all meetings of the Board of Directors. If there shall be no Chairperson, or he or she shall be absent, then the President shall preside, and in his absence, any other director chosen by the Board of Directors shall preside.

Section 6 - Quorum and Adjournments

(a) At all meetings of the Board of Directors, or any committee thereof, the presence of a majority of the entire Board, or such committee thereof, shall constitute a quorum for the transaction of business, except as otherwise provided by law, by the Certificate of Incorporation, or these Bylaws.

(b) A majority of the directors present at the time and place of any regular or special meeting, although less than a quorum, may adjourn the same from time to time without notice, whether or not a quorum exists. Notice of such adjourned meeting shall be given to Directors not present at time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other Directors who were present at the adjourned meeting.

Section 7 - Manner of Acting

(a) At all meetings of the Board of Directors, each director present shall have one vote, irrespective of the number of shares of stock, if any, which he may hold.

(b) Except as otherwise provided by law, by the Articles of Incorporation, or these bylaws, action approved by a majority of the votes of the Directors present at any meeting of the Board or any committee thereof, at which a quorum is present shall be the act of the Board of Directors or any committee thereof.

(c) Any action authorized in writing made prior or subsequent to such action, by all of the Directors entitled to vote thereon and filed with the minutes of the Corporation shall be the act of the Board of Directors, or any committee thereof, and have the same force and effect as if the same had been passed by unanimous vote at a duly called meeting of the Board or committee for all purposes.

(d) Where appropriate communications facilities are reasonably available, any or all directors shall have the right to participate in any Board of Directors meeting, or a committee of the Board of Directors meeting, by means of conference telephone or any means of communications by which all persons participating in the meeting are able to hear each other.

Section 8 - Vacancies

(a) Unless otherwise provided for by the Articles of Incorporation of the Corporation, any vacancy in the Board of Directors occurring by reason of an increase in the number of directors, or by reason of the death, resignation, disqualification, removal or inability to act of any director, or other cause, shall be filled by an affirmative vote of a majority of the remaining directors, though less than a quorum of the Board or by a sole remaining Director, at any regular meeting or special meeting of the Board of Directors called for that purpose except whenever the shareholders of any class or classes or series thereof are entitled to elect one or more Directors by the Certificate of Incorporation of the Corporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the Directors elected by such class or classes or series thereof then in office, or by a sole remaining Director so elected.

(b) Unless otherwise provided for by law, the Articles of Incorporation or these Bylaws, when one or more Directors shall resign from the board and such resignation is effective at a future date, a majority of the directors, then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote otherwise to take effect when such resignation or resignations shall become effective.

Section 9 - Resignation

A Director may resign at any time by giving written notice of such resignation to the Corporation. Section 10 - Removal
Unless otherwise provided for by the Articles of Incorporation, one or more or all the Directors of the Corporation may be removed with or without cause at any time by a vote of two-thirds of the shareholders entitled to vote thereon, at a special meeting of the shareholders called for that purpose, unless the Articles of Incorporation provide that Directors may only be removed for cause, provided however, such Director shall not be removed if the Corporation states in its Articles of Incorporation that its Directors shall be elected by cumulative voting and there are a sufficient number of shares cast against his or her removal, which if cumulatively voted at an election of Directors would be sufficient to elect him or her. If a Director was elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove that Director.

Section 11 - Compensation

The Board of Directors may authorize and establish reasonable compensation of the Directors for services to the Corporation as Directors, including, but not limited to attendance at any annual or special meeting of the Board.


Section 12 - Committees

Unless otherwise provided for by the Articles of Incorporation of the Corporation, the Board of Directors, may from time to time designate from among its members one or more committees, and alternate members thereof, as they deem desirable, each consisting of one or more members, with such powers and authority (to the extent permitted by law and these Bylaws) as may be provided in such resolution. Unless the Articles of Incorporation or Bylaws state otherwise, the Board of Directors may appoint natural persons who are not Directors to serve on such committees authorized herein. Each such committee shall serve at the pleasure of the Board and, unless otherwise stated by law, the Certificate of Incorporation of the Corporation or these Bylaws, shall be governed by the rules and regulations stated herein regarding the Board of Directors.

                               ARTICLE IV - OFFICERS

Section 1 - Number, Qualifications, Election and Term of Office

(a) The Corporation's officers shall have such titles and duties as shall be stated in these Bylaws or in a resolution of the Board of Directors which is not inconsistent with these Bylaws. The officers of the Corporation shall consist of a president, secretary and treasurer, and also may have one or more vice presidents, assistant secretaries and assistant treasurers and such other officers as the Board of Directors may from time to time deem advisable. Any officer may hold two or more offices in the Corporation.

(b) The officers of the Corporation shall be elected by the Board of Directors at the regular annual meeting of the Board following the annual meeting of shareholders.

(c) Each officer shall hold office until the annual meeting of the Board of Directors next succeeding his election, and until his successor shall have been duly elected and qualified, subject to earlier termination by his or her death, resignation or removal.

Section 2 - Resignation

Any officer may resign at any time by giving written notice of such resignation to the Corporation. Section 3 - Removal
Any officer elected by the Board of Directors may be removed, either with or without cause, and a successor elected by the Board at any time, and any officer or assistant officer, if appointed by another officer, may likewise be removed by such officer.

Section 4 - Vacancies

(a) A vacancy, however caused, occurring in the Board and any newly created Directorships resulting from an increase in the authorized number of Directors may be filled by the Board of Directors.

Section 5 - Bonds

The Corporation may require any or all of its officers or Agents to post a bond, or otherwise, to the Corporation for the faithful performance of their positions or duties.

Section 6 - Compensation

The compensation of the officers of the Corporation shall be fixed from time to time by the Board of Directors.

                          ARTICLE V - SHARES OF STOCK

Section 1 - Certificate of Stock

(a) The shares of the Corporation shall be represented by certificates or shall be uncertificated shares.

(b) Certificated shares of the Corporation shall be signed, (either manually or by facsimile), by officers or agents designated by the Corporation for such purposes, and shall certify the number of shares owned by him in the Corporation. Whenever any certificate is countersigned or otherwise authenticated by a transfer agent or transfer clerk, and by a registrar, then a facsimile of the signatures of the officers or agents, the transfer agent or transfer clerk or the registrar of the Corporation may be printed or lithographed upon the certificate in lieu of the actual signatures. If the Corporation uses facsimile signatures of its officers and agents on its stock certificates, it cannot act as registrar of its own stock, but its transfer agent and registrar may be identical if the institution acting in those dual capacities countersigns or otherwise authenticates any stock certificates in both capacities. If any officer who has signed or whose facsimile signature has been placed upon such certificate, shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

(c) If the Corporation issues uncertificated shares as provided for in these Bylaws, within a reasonable time after the issuance or transfer of such uncertificated shares, and at least annually thereafter, the Corporation shall send the shareholder a written statement certifying the number of shares owned by such shareholder in the Corporation.

(d) Except as otherwise provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

Section 2 - Lost or Destroyed Certificates

The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed if the owner:

(a) so requests before the Corporation has notice that the shares have been acquired by a bona fide purchaser,
(b) files with the Corporation a sufficient indemnity bond; and
(c) satisfies such other requirements, including evidence of such loss, theft or destruction, as may be imposed by the Corporation.

Section 3 - Transfers of Shares

(a) No share or other security may be sold, transferred or otherwise disposed of without the consent of the directors or until the Corporation is a reporting issuer, as defined under the Securities Exchange Act of 1934. The directors are not required to give any reason for refusing to consent to any such sale, transfer or other disposition.

(b) Shares of the Corporation shall be transferable on the record of shareholders upon presentment to the Corporation of a transfer agent of a certificate or certificates representing the shares requested to be transferred, with proper endorsement on the certificate or on a separate accompanying document, together with such evidence of the payment of transfer taxes and compliance with other provisions of law as the Corporation or its transfer agent may require.

Section 4 - Record Date

(a) The Board of Directors may fix, in advance, which shall not be more than sixty days before the meeting or action requiring a determination of shareholders, as the record date for the determination of shareholders entitled to receive notice of, or to vote at, any meeting of shareholders, or to consent to any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividends, or allotment of any rights, or for the purpose of any other action. If no record date is fixed, the record date for shareholders entitled to notice of meeting shall be at the close of business on the day preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held, or if notice is waived, at the close of business on the day before the day on which the meeting is held.

(b) The Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted for shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights of shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action.

(c) A determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting.

Section 5 - Fractions of Shares/Scrip

The Board of Directors may authorize the issuance of certificates or payment of money for fractions of a share, either represented by a certificate or uncertificated, which shall entitle the holder to exercise voting rights, receive dividends and participate in any assets of the Corporation in the event of liquidation, in proportion to the fractional holdings; or it may authorize the payment in case of the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined; or it may authorize the issuance, subject to such conditions as may be permitted by law, of scrip in registered or bearer form over the manual or facsimile signature of an officer or agent of the Corporation or its agent for that purpose, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of shareholder, except as therein provided. The scrip may contain any provisions or conditions that the Corporation deems advisable. If a scrip ceases to be exchangeable for full share certificates, the shares that would otherwise have been issuable as provided on the scrip are deemed to be treasury shares unless the scrip contains other provisions for their disposition.

                            ARTICLE VI - DIVIDENDS

(a) Dividends may be declared and paid out of any funds available therefor, as often, in such amounts, and at such time or times as the Board of Directors may determine and shares may be issued pro rata and without consideration to the Corporation's shareholders or to the shareholders of one or more classes or series.

(b) Shares of one class or series may not be issued as a share dividend to shareholders of another class or series unless:

(i) so authorized by the Articles of Incorporation;
(ii) a majority of the shareholders of the class or series to be issued approve the issue; or
(iii) there are no outstanding shares of the class or series of shares that are authorized to be issued.

                          ARTICLE VII - FISCAL YEAR

The fiscal year of the Corporation shall be fixed, and shall be subject to change by the Board of Directors from time to time, subject to applicable law.

                        ARTICLE VIII - CORPORATE SEAL

The corporate seal, if any, shall be in such form as shall be prescribed and altered, from time to time, by the Board of Directors. The use of a seal or stamp by the Corporation on corporate documents is not necessary and the lack thereof shall not in any way affect the legality of a corporate document.

                         ARTICLE IX - AMENDMENTS

Section 1 - By Shareholders

All Bylaws of the Corporation shall be subject to alteration or repeal, and new Bylaws may be made, by a majority vote of the shareholders at the time entitled to vote in the election of Directors even though these Bylaws may also be altered, amended or repealed by the Board of Directors.

Section 2 - By Directors

The Board of Directors shall have power to make, adopt, alter, amend and repeal, from time to time, Bylaws of the Corporation.

                       ARTICLE X - WAIVER OF NOTICE

Whenever any notice is required to be given by law, the Articles of Incorporation or these Bylaws, a written waiver signed by the person or persons entitled to such notice, whether before or after the meeting by any person, shall constitute a waiver of notice of such meeting.

                    ARTICLE XI - INTERESTED DIRECTORS

No contract or transaction shall be void or voidable if such contract or transaction is between the corporation and one or more of its Directors or Officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its Directors or Officers, are directors or officers, or have a financial interest, when such Director or Officer is present at or participates in the meeting of the Board, or the committee of the shareholders which authorizes the contract or transaction or his, her or their votes are counted for such purpose, if:

 (a) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee and are noted in the minutes of such meeting, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or

(b) the material facts as to his, her or their relationship or relationships or interest or interests and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

(c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee of the shareholders; or

(d) the fact of the common directorship, office or financial interest is not disclosed or known to the Director or Officer at the time the transaction is brought before the Board of Directors of the Corporation for such action.

Such interested Directors may be counted when determining the presence of a quorum at the Board of Directors' or committee meeting authorizing the contract or transaction.

   ARTICLE XII - ANNUAL LIST OF OFFICERS, DIRECTORS AND REGISTERED AGENT

The Corporation shall, within sixty days after the filing of its Articles of Incorporation with the Secretary of State, and annually thereafter on or before the last day of the month in which the anniversary date of incorporation occurs each year, file with the Secretary of State a list of its president, secretary and treasurer and all of its Directors, along with the post office box or street address, either residence or business, and a designation of its resident agent in the state of Nevada. Such list shall be certified by an officer of the Corporation.

APPROVED AND ADOPTED on this 26th day of March, 2004.


         /s/ Darrel Crimeni
      ------------------
          Darrel Crimeni
          President

EXHIBIT 4.1                Specimen Stock Certificate

                             FORM OF STOCK CERTIFICATE

                                   TEXT ON FACE

NUMBER                                                                 SHARES
________                                                             ________

                            DURA TRACK ENTERPRISES, INC.

                Incorporated Under the Laws of the State of Nevada

PAR VALUE $0.001                                        CUSIP NO. ___________
COMMON STOCK

This Certifies that _________________________________________________________

is the owner of ___________________________________________________________

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK PAR VALUE OF $0.001 EACH OF

                          DURA TRACK ENTERPRISES, INC.

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATED:
                                    Countersigned and Registered:

_________________________           The transfer agent, Inc.
President                           (City, State) Transfer Agent

         By:_________________________
                                      Authorized Signature


                                [Corporate Seal]





                               TEXT ON REVERSE

   The Corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitation, and relative rights of the shares of each class or series authorized to be issued, so far as they will have been determined, and the authority of the Board of Directors to determine the relative rights and preferences of subsequent classes or series.

   For value received ________________ hereby sell, assign and transfer unto
____________________________________________________________________________
Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint

________________________________________________________________________
Attorney to transfer the said shares on the Books of the within named Corporation with full power of substitution in the premises.


Dated _________________, 20____


IN PRESENCE OF________________________________________________________

EXHIBIT 5.1                 Opinion of Counsel


August 5, 2005

Dura Track Enterprises, Inc.
3638 North Rancho Drive, Suite 6-D
Las Vegas, NV 89130

   Re: Registration Statement on Form SB-2 for sale of up to 4,000,000 Common Shares by the Company and 3,200,000 Common Shares by Selling Shareholders.

Ladies and Gentlemen:

   We have been engaged as counsel to Dura Track Enterprises, Inc., a Nevada corporation (the "Company"), for the purpose of supplying this opinion letter, which is to be filed as an Exhibit to the Company's Registration Statement (the "Registration Statement") for the offer and sale by the Company of up to an aggregate of 4,000,000 shares and the offer and sale by eight selling shareholders of up to an aggregate of 3,200,000 shares the Company's Common Stock, $.001 par value per share, as described in the Registration Statement (the "Shares").

   We have made ourselves familiar with the corporate actions taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares and have made such other legal and factual inquiries as we have deemed necessary for the purpose of rendering this opinion.

   We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such copied documents, and except with respect to the Company, that all individuals executing and delivering such documents were duly authorized to do so.

   Based on the foregoing and in reliance thereon, and subject to the qualification and limitations set forth below, we are of the opinion that (1) the Shares offered by the Company to be issued have been duly authorized and reserved and when issued upon payment will be validly issued, fully paid and non-assessable and (2) the Shares offered by the selling shareholders were validly issued, fully paid and non-assessable.

   This opinion is limited to the laws of the State of Nevada and federal law as in effect on the date hereof, exclusive of state securities and blue-sky laws, rules and regulations, and to all facts as they presently exist.

   We hereby consent to the use of our name under the appropriate sections in the Prospectus forming a part of the Registration Statement and to the filing of this opinion as an Exhibit to the Registration Statement. In providing this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the General Rules and Regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Jeffrey A. Nichols
----------------------
Jeffrey A. Nichols
Attorney at Law

EXHIBIT 10.1           International Distributor Agreement

                      International Distributor Agreement

This Authorized International Distributor Agreement (the "Agreement") is made between Adele Paulsen, business woman, of 7744 Morley Street, Burnaby, B.C., Canada V2P 2K5 (hereinafter referred to as "PAULSEN" ) and Dura Track Enterprises, Inc., a company duly incorporated in the State of Nevada, of Suite 6-D, 3638 North Rancho Drive, Las Vegas, Nevada, USA 89130 (hereinafter referred to as "DT").

a) PAULSEN owns certain injection molds, including the products listed in Exhibit A hereto (hereinafter referred to as "PAULSEN Products"). This Agreement pertains to PAULSEN Products as defined in this Agreement and to any other products that are now, or may hereafter be, published, manufactured or distributed by PAULSEN.

b) PAULSEN Products are distributed under trademarks and trade names having a valuable reputation and goodwill that belong exclusively to PAULSEN.

c) DT Products are distributed under trademarks and trade names having a valuable reputation and goodwill that belong exclusively to DT.

d) PAULSEN and DT recognize that in order for PAULSEN Products and DT Products to compete effectively in the marketplace, it is believed necessary that they be marketed through Dealers (as that term is defined herein). DT and PAULSEN further recognize that successful marketing of PAULSEN Products and DT Products depend upon the ability of DT to select and maintain Dealers to provide PAULSEN Products and DT Products, and to provide a high level of support, training and assistance to such Dealers in marketing PAULSEN Products and DT Products.

e) PAULSEN and DT desire that DT act as an independent exclusive distributor of PAULSEN Products and DT Products whereby PAULSEN shall be paid 20% (twenty percent) of the gross proceeds for DT'S acquiring a right to distribute PAULSEN Products under the terms and conditions set forth below.

f) Both PAULSEN and DT warrant that each of the signatories each have the due authority and capacity to represent their respective organization in this Agreement. PAULSEN further warrants that it is the owner or exclusive licensee of all intellectual property and proprietary rights in and has the right to grant the DT the rights contemplated in the Agreement.

g) NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants and agreements hereinafter set forth, PAULSEN and DT agree as follows:

2)  DEFINITIONS

Whenever used in this Agreement, the following terms shall have the following specified meanings:

a) "Dealer" means the Person or organization to which DT promotes and sells PAULSEN Products and/or DT Products, and who then promotes and sells to end customers. DT may classify a sub-distributor as a Dealer or visa-versa.

b) "DT Documentation" means any and all user licenses, licenses, manuals, specifications, user guides and other documentation regarding the DT Drapery Hardware prepared by or on behalf of DT in connection with the DT Hardware.

c) "DT Products" means DT drapery hardware (but does not include any other items which DT is precluded from distributing to or through DT by virtue of any existing license or distribution agreement with any other Person.)

d) "DT Hardware" means retail/wholesale drapery hardware systems and individual components as set forth in Schedule A. DT Hardware includes all products custom developed by PAULSEN at the request of DT. PAULSEN, at all times, remains the sole owner of the molds and products.
e) "PAULSEN Documentation" means any and all manuals, specifications, user guides and other documentation pertaining to the PAULSEN Hardware prepared by or on behalf of PAULSEN in connection with the PAULSEN Hardware.

f) "PAULSEN Products" means PAULSEN Hardware and PAULSEN Documentation, but does not include any drapery hardware, or documentation or other items which PAULSEN is precluded from distributing to or through DT by virtue of any existing license or distribution agreement with any other Person.

h) "PAULSEN Hardware" means retail/wholesale drapery hardware systems and individual components as set forth in Schedule A produced and/or distributed by PAULSEN which may be modified or amended from time to time.

i)  "Market" shall mean the retail/wholesale drapery hardware.

j) "Person" means an individual, corporation, partnership, trust, association, entity, governmental authority of any other person.

k) "Territory" are those countries, regions and/or languages described in Exhibit B, attached to this Agreement.

3)  Basic Transaction

Subject to the terms and conditions of this Agreement, DT wishes to obtain exclusive marketing to all drapery hardware components owned by PAULSEN and right to use PAULSEN moulds to produce such products. DT shall pay PAULSEN a royalty of 20% (twenty percent) of the gross sales amount with an annual minimum royalty of $50,000 (fifty thousand dollars) in legal US currency.

4)  Appointment as Authorized PAULSEN Distributor

a)  Exclusive Appointment

Subject to the terms and conditions of this Agreement, PAULSEN hereby appoints DT, and DT hereby accepts such appointment, as an independent, exclusive distributor of PAULSEN Products in the Market for the Territory as set forth in Exhibit B to this Agreement. Subject to the terms and conditions of this Agreement, PAULSEN hereby appoints DT, and DT hereby accepts such appointment, as an independent, exclusive distributor of DT Products in the Territory.

b)  Nature of Distribution

DT'S appointment only grants to DT a right to distribute PAULSEN Products and DT Products to DT'S Dealers, end users and customers, and does not transfer any title or claim of ownership in any PAULSEN Product to DT, except as provided in this license.

c)  Limitations

DT's appointment is limited to distribution of PAULSEN Products and DT Products to Dealers, end users and customers in the Market for the Territory. DT may appoint a Dealer(s) or other Person(s) to distribute PAULSEN Products and/or DT Products in the Territory.

d)  Hardware Distribution License

PAULSEN hereby grants to DT, and DT hereby accepts, subject to the terms and conditions of this Agreement, the exclusive right to manufacture, copy, distribute, sell, market, lease, rent, operate, service and otherwise commercialize and exploit the PAULSEN Product in the Market, directly and through Dealers, in the Territory.
e)  Obligations of DT

DT warrants and represents that DT has and will maintain, the capacity, facilities and personnel necessary to carry out its obligations under this agreement and in particular that:

i) DT will conduct business in a manner that reflects favorably on the goodwill and reputation of PAULSEN.

ii) DT will avoid deceptive, misleading or unethical practices detrimental to PAULSEN, PAULSEN Products, Dealer(s) or the public, including but not limited to making representations, warranties or guarantees to customers or to the trade with respect to the specifications, features or capabilities of PAULSEN Products that are inconsistent with the literature distributed by PAULSEN, including all warranties and disclaimers contained in PAULSEN Documentation.

iii) DT will use its reasonable efforts to market PAULSEN Products both vigorously and aggressively to Dealers within the Territory and to distribute PAULSEN Products within the Territory.

iv) DT will not market PAULSEN Products or DT Products outside the Territory without the prior express written consent of PAULSEN, which consent must be received from PAULSEN prior to any sale of PAULSEN Product or DT Product.

v) DT shall be responsible for translating PAULSEN Product advertising and promotional materials into the languages of the Territory.

vi) DT will authorize and maintain Dealers that it believes have the financial capacity, facilities, technical capacity and desire to competently market and support PAULSEN Products.

vii) Prior to engaging in any transaction with a Dealer involving any PAULSEN Products and/or DT Products, DT and the Dealer shall execute an agreement. DT will ensure that such agreement with the Dealer will include language necessary to enforce any sections of this Agreement which pertain to a Dealer's distribution of PAULSEN or DT Products.

DT shall ensure direct and indirect compliance with this Agreement by itself and all Dealers obtaining the agreement of such parties for the benefit of DT and PAULSEN to be bound by these sections and to obtain such covenants from any further Dealers within all agreements with such parties.

viii) DT will not sell, giveaway, loan or otherwise provide PAULSEN Products and/or DT Products to any Dealer or organization that engages in illegal trade practices.

ix) DT will not to add to, delete or otherwise vary any of the terms and conditions of this Agreement without the prior written consent of PAULSEN.

x) DT will not distribute any PAULSEN Products or DT Products under any trade names or trademarks other than those employed by PAULSEN with respect thereto, except where agreed to in writing by PAULSEN. DT may distribute PAULSEN Products or DT Products where:

(a) All PAULSEN Products containing or labeled with trademarks, trade names or copyrights owned or managed by PAULSEN will be manufactured under the management of PAULSEN to strict quality assurance of PAULSEN.

(b) All DT Products containing or labeled with trademarks, trade names or copyrights owned or managed by PAULSEN will be manufactured under the management of PAULSEN to strict quality assurance of PAULSEN.

(c) All DT Products manufactured solely containing or labeled with trademarks, trade names or copyrights owned or managed by DT will be manufactured under the management of PAULSEN to strict quality assurance of PAULSEN, and no such trademarks, trade names or copyrights may be used by PAULSEN without prior written approval of DT. Said manufacturer and manufacturer's terms and conditions shall be approved by DT.

(d) Should DT desire PAULSEN to develop a new product or modify the current packaging on behalf of the DT, said development and modifications will be subject to terms and conditions as the parties may agree to as set out in a separate contract.

xi) DT shall comply with PAULSEN programs for in-warranty replacement and post-warranty support for PAULSEN Products and for DT Products which contain any PAULSEN trademarks, trade names or copyrights.

xii) DT will comply with applicable international, national, state, regional and local laws and regulations in performing its duties hereunder and in any of its dealing with Dealers and with respect to PAULSEN Products and DT Products.

xiii) DT will distribute PAULSEN Products and DT Products with all packaging, warranties, and disclaimers intact as shipped from PAULSEN, and will instruct each of its Dealers as to the nature and terms of such as applicable to the PAULSEN Hardware and/or DT Hardware.

xiv) DT acknowledges that PAULSEN'S export of the PAULSEN Products and DT Products may be subject to compliance with the Export Administration Act Regulations of the Department of Commerce of the United States, as amended, and other export controls of the United States ("Export Laws"), which restrict the export and re-export of drapery hardware ("Direct Product" as used hereafter means the immediate product, including processes and services, derived from the use of PAULSEN Products and DT Products). DT agrees and shall cause each of its Dealers, employees, agents, representatives and assignees to agree not to export or re-export any PAULSEN Products and/or DT Products to any prohibited country, as such is defined by the Export Laws, provided PAULSEN has advised DT which countries are prohibited countries. DT agrees to indemnify PAULSEN against any claim, demand, action, proceeding, investigation, loss, liability, cost and expense, including, without limitation attorney's fees, suffered or incurred by PAULSEN and arising out of or related to any violation (whether intentional or unintentional) by DT its employees, agents, representatives and Dealers of any of the warranties or covenants of this Section 4(e)(xiii).

xv) DT acknowledges that exclusive and non-exclusive distribution is subject to all current and future OEM (Original Equipment Manufacturer) or Bundle agreements executed by PAULSEN. The identity of the other parties, and all discussion and forms of agreements are specifically excluded from this agreement.

xvi) DT will advise PAULSEN promptly concerning any market information that comes to DT'S attention regarding PAULSEN Products or DT Products, PAULSEN'S market position or the continued competitiveness of PAULSEN Products or DT Products in the marketplace.

xvii) Advertising and marketing of PAULSEN Products and DT Products in the Territory will be the sole responsibility of the DT. DT may not advertise or promote PAULSEN Products in any form or media, including all print and electronic medium, which may be deemed in the reasonable opinion of PAULSEN, taking into account cultural difference in the Territory, inappropriate and subject PAULSEN to ridicule, scandal reproach, scorn or degrade.

5)  Inspections, Records and Reporting

a)  Reports

DT will provide to PAULSEN, within one hundred and twenty (120) days of signing this Agreement and on an annual basis thereafter, written reports, in electronic format, showing:

i) A summary of the marketing plan relating to PAULSEN Products and DT Products, including summary of advertising, public relations and other promotional efforts completed or in progress by the DT.

ii) Any other information PAULSEN reasonably requests relating to sales made or forecasted sales of PAULSEN Products and DT Products.

b)   Notification

DT will notify PAULSEN in writing of any claim or proceeding involving PAULSEN Products or DT Products within thirty (30) days after DT learns of such claim or proceeding. DT will also report promptly to PAULSEN all claimed or suspected product defects.

c)   Records

DT will maintain, for at least two (2) years after termination of this Agreement, its records, contracts and accounts relating to distribution of PAULSEN Products and DT Products and will permit examination thereof by authorized representatives of PAULSEN at all reasonable times at PAULSEN'S sole expense.

6)  Trademarks, Trade Names and Copyrights

a) During the term of this Agreement, DT is authorized by PAULSEN to use the trademarks PAULSEN uses for PAULSEN Products in connection with DT'S advertisement, promotion and distribution of PAULSEN Products and DT Products. Such usage is subject to approval by PAULSEN before use of said trademark.

b) As both a covenant by DT and a condition of PAULSEN'S authorization of DT'S distribution, DT will include on each copy of the PAULSEN Products and/or DT Products that it distributes, and on all containers and storage media therefore, all trademark, copyright and other notices of proprietary rights included by PAULSEN on such PAULSEN Products and/or DT Products unless such products are manufactured under the DT'S trademarks solely. DT agrees not to alter, erase, deface or overprint any such notice on anything provided by PAULSEN.

c) DT has paid no consideration for the use of PAULSEN'S trademarks, logos, copyrights, trade secrets, trade names or designations, and nothing contained in this Agreement shall give DT any interest in any of them. DT acknowledges that PAULSEN owns and retains all proprietary rights in all PAULSEN Products and DT Products, and agrees that it will not at any time during or after this Agreement assert or claim any interest in or do anything that may adversely affect the validity or enforceability of any trademark, trade name, trade secret, copyright or logo belonging to or licensed to PAULSEN (including, without limitation, any act, or assistance to any act, which may infringe or lead to the infringement of any copyright in the PAULSEN Products), except as provided for herein. DT agrees not to attach any additional trademarks, logos or trade designations to any PAULSEN Product or DT Product, unless such DT Product is manufactured without the use of any PAULSEN trademarks, trade names or copyrights.

d) Upon expiration or termination of this Agreement, DT will forthwith cease all display, advertising and use of all PAULSEN names, marks, logos and designations.

e) DT agrees to use reasonable efforts to protect PAULSEN'S proprietary rights and to cooperate fully in PAULSEN'S effort to protect its proprietary rights. Such efforts do not however include any payment for enforcement of such rights.

f) DT understands and agrees that PAULSEN will suffer irreparable harm in the event that DT fails to materially comply with any of its obligations pursuant to this Section 6, and that monetary damages in such event would be substantial and inadequate to compensate PAULSEN. Consequently, in such event PAULSEN shall be entitled, in addition to such monetary relief as may be recoverable by law, to such temporary, preliminary and/or permanent injunctive relief as may be necessary to restrain any continuing or further material breach by DT, without showing or proving any actual damages sustained by PAULSEN.

g) DT shall promptly report to PAULSEN any known breach by any Person, of the Agreement, of which DT becomes aware, and of the known making by any Person of any unauthorized copy of any PAULSEN Products. PAULSEN shall have the right, but not the obligation, to pursue any of all such infringements.

h) PAULSEN agrees that all trade names and trademarks owned by DT and used on PAULSEN Products and/or DT Products shall remain the property of DT and may not at any time during or after termination of this agreement be used by PAULSEN in connection with PAULSEN Products or otherwise.

7)  Assignment

a) DT is appointed an authorized PAULSEN distributor because of DT'S commitments in this Agreement, and further because of PAULSEN'S confidence in DT, which confidence is personal in nature. DT may assign this Agreement, in whole but not in part, to corporations or other business entities controlled, directly or indirectly, where there is a minimum 51% (fifty-one percent) controlling interest by DT. Such assignment must receive prior written approval by PAULSEN and such approval cannot be unreasonably withheld. Such assignment is automatically revoked and returned to DT where the controlling interest, DT, in the assignee, is reduced below 51% (fifty-one percent).

b) DT and/or any and all assignees may not delegate its duties hereunder without the prior written consent of PAULSEN and any attempted delegation without the required consent shall be void. Further, any assignment shall not relieve DT from its duties and obligations under this Agreement.

c) PAULSEN may assign this Agreement to a subsidiary or entity controlling, controlled by or under common control with PAULSEN. Written notice will be made to DT in the event that PAULSEN assigns this Agreement.

d) The provisions hereof shall be binding upon and inure to the benefit of the parties, their successors and permitted assigns.

8)  Duration and Termination of Agreement

a)  Term

This Agreement is for a term as defined in Exhibit B from the effective date as outlined in Section 14(d). Nothing contained herein shall be interpreted as requiring either party to renew or extend this Agreement. Notwithstanding the provisions of this Section 8(a), or any other provisions of this Agreement, this Agreement may be terminated prior to the expiration of its stated term as set forth below.

b)  Renewal Term

This Agreement may be renewed for a renewal term as defined in Exhibit B. The option to renew this Agreement must be agreed in writing by both parties sixty (60) days prior to the expiration of its stated term. All terms of this Agreement, except financial, shall remain in effect during any renewal terms, unless agreed to in writing by both parties to this Agreement.

c)  PAULSEN Termination for Cause

PAULSEN may terminate this Agreement at any time prior to the expiration of its stated term in the event that DT fails to perform any material obligation, warranty, duty or responsibility or is in default with respect to any term or condition under this Agreement and such failure or default continues unremedied for a period of thirty (30) days after notice of failure or default from PAULSEN.

d)  Automatic Termination

This Agreement terminates automatically, with no further act or action of either party, if a receiver is appointed for DT or its property, DT makes an assignment for the benefit of its creditors, any proceedings are commenced by, for or against DT under any bankruptcy, insolvency or debtor's relief law, or DT is liquidated or dissolved.

e)  Effect of Termination

i)  Upon termination of this Agreement:

ii) PAULSEN, at its option, may reacquire any or all PAULSEN Products and/or DT Products then in DT'S possession at DT'S cost.

iii) For a period of two (2) years after the date of termination, DT shall make available to PAULSEN for inspection and copying all books and records of DT that pertain to DT'S performance of and compliance with its obligations, warranties and representations under this Agreement.

iv) DT shall cease using any PAULSEN trademark, logo or trade name, and PAULSEN shall cease any manufacturing or other use of the DT'S trademarks, logos or trade names.

f)  No Damage for Termination

i) NEITHER PAULSEN NOR DT SHALL BE LIABLE TO THE OTHER FOR DAMAGES OF ANY KIND, INCLUDING INCIDENTAL OR CONSEQUENTIAL DAMAGES, ON ACCOUNT OF THE TERMINATION OR EXPIRATION OF THIS AGREEMENT. Neither PAULSEN nor DT shall be liable to the other on account of termination or expiration of this Agreement for reimbursement or damages for loss of goodwill, prospective profits or anticipated orders, or on account of any expenditures, investments, leases or commitments made by either PAULSEN or DT or for any other reason whatsoever based upon or growing out of such termination or expiration.

ii) DT acknowledges and agrees that (1) DT has no expectation and has received no assurances that its business relationship with PAULSEN will continue beyond the stated term of this Agreement or its earlier termination in accordance with this Section 8, that any investment by DT in the promotion of PAULSEN Products and/or DT Products will be recovered or recouped, or that DT shall obtain any anticipated amount of profits by virtue of this Agreement; and (2) DT shall not have or acquire by virtue of this Agreement or otherwise any vested, proprietary or other right in the promotion of PAULSEN Products or in any goodwill created by its efforts hereunder.

iii) THE PARTIES ACKNOWLEDGE THAT THIS SECTION 8(f) HAS BEEN INCLUDED AS A MATERIAL INDUCEMENT FOR PAULSEN AND DT TO ENTER INTO THIS AGREEMENT AND THAT NEITHER PAULSEN NOR DT WOULD HAVE ENTERED INTO THIS AGREEMENT BUT FOR THE LIMITATIONS OF LIABILITY AS SET FORTH HEREIN.

g)  Survival

PAULSEN'S rights and DT'S obligations under Section 4(e)(ii) and 4(e)(x), 5(c), 6, 10, 11, 13 and 14 shall survive termination of this Agreement.

9)  Relationship of the Parties

DT'S relationship with PAULSEN during the term of this Agreement will be that of an independent distributor. DT will not have, and will not represent that it has, any power, right or authority to bind PAULSEN, or to assume or create any obligation or responsibility express or implied, on behalf of PAULSEN or in PAULSEN'S name, except as herein expressly provided. Nothing stated in this Agreement shall be construed as making DT and PAULSEN partners, nor as creating the relationships of employer/employee, franchiser/franchisee, or principal/agent between the parties. In all matters relating to this Agreement, neither DT nor its employees or agents are, or shall act as, employees of PAULSEN within the meaning or application of any obligations or liabilities to PAULSEN by reason of an employment relationship. DT shall reimburse PAULSEN for and hold it harmless from any liabilities or obligations imposed or attempted to be imposed upon PAULSEN by virtue of any such law with respect to employees of DT in performance of this Agreement. Payment to employees of DT employed or utilized by PAULSEN are payable by DT to the extent funds are available in DT.

10)  Indemnification

a)  Indemnification of DT

PAULSEN agrees to defend, indemnify and hold DT harmless for any loss, damage or liability for any claimed infringement of any U.S.A. patent right, copyright and trade secrets, or other proprietary rights asserted by any third person arising out of DT'S improper use of any PAULSEN Products, provided (1) that PAULSEN is promptly notified in writing by DT of any such claim against DT, (2) that DT authorizes PAULSEN to assume sole control over the defense of any such claim thereafter, together with the right to settle or compromise such claim, and (3) that DT makes available to PAULSEN such information, assistance and authority as may be reasonably requested by PAULSEN in order to enable PAULSEN to defend any such claim.

In the event any such claim is asserted, PAULSEN shall have the right without limitation, at its option either (a) to obtain such rights and/or licenses from the claimant as may be necessary to enable DT to continue using and/or marketing the PAULSEN Products which are the subject of the claim, and/or (b) to modify the PAULSEN Products with respect to which such claim is asserted so as to avoid further claimed infringement by such Person. PAULSEN further agrees to indemnify and hold harmless DT or any Dealer from and against any and all liabilities, costs, damages and expenses (including legal costs) arising out of or in connection with any issue for warranty.

b)  No Combination Claims

Notwithstanding Section 10(a), PAULSEN shall not be liable to DT for any claim arising from or based upon the combination, operation or use of any PAULSEN Product or DT Product with equipment, data or programming supplied by or not supplied by PAULSEN, or arising from any alteration or modification of PAULSEN Products or DT Products.

c)  Indemnification of PAULSEN

DT agrees to indemnify PAULSEN (including reasonable attorneys' fees and costs of litigation) against and hold PAULSEN harmless from any and all claims by any other party resulting from DT'S improper acts (other than the mere marketing of PAULSEN Products), omissions or representations, regardless of the form of action.

11) Disclaimer of Warranties; Limited Liability

a)  Disclaimer of Warranties

TO THE EXTENT PERMITTED BY APPLICABLE LAW AND EXCEPT AS PROVIDED IN SECTION 11(b), ALL PAULSEN HARDWARE AND DT HARDWARE IS DELIVERED "AS IS'' AND WITHOUT EXPRESS OR IMPLIED WARRANTY OF ANY KIND BY EITHER PAULSEN OR ANYONE ELSE WHO HAS BEEN INVOLVED IN THE CREATION, PRODUCTION OR DELIVERY OF SUCH HARDWARE, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTY OF MERCHANTABILITY, NONINFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE.

b)  Limited Warranty

PAULSEN warrants to DT that it shall fully and faithfully honor its obligations to all users pursuant to its warranty agreement. Satisfaction by PAULSEN of its obligations pursuant thereto shall be PAULSEN'S sole liability, and DT'S sole remedy against PAULSEN on account of any claim relating to the quality or performance of any PAULSEN Hardware and/or DT Hardware, whether such claim shall be based upon principles of contract, or warranty, negligence or other tort, breach of any statutory duty, or otherwise. If for any reason PAULSEN should fail to meet its obligations pursuant hereto, PAULSEN'S liability to DT nevertheless shall be limited to the fee paid by DT to PAULSEN with respect to the product or products with respect to which any such claim is asserted.

c)  Limitation of Liability

UNDER NO CIRCUMSTANCES SHALL PAULSEN BE LIABLE TO DT ON ACCOUNT OF ANY CLAIM (WHETHER BASED UPON PRINCIPLES OF CONTRACT, WARRANTY, NEGLIGENCE OR OTHER TORT, BREACH OF ANY STATUTORY DUTY, PRINCIPLES OF INDEMNITY, THE FAILURE OF ANY LIMITED REMEDY TO ACHIEVE ITS ESSENTIAL PURPOSE, OR OTHERWISE) FOR ANY SPECIAL, CONSEQUENTIAL INCIDENTAL OR EXEMPLARY DAMAGES, INCLUDING BUT NOT LIMITED TO LOST PROFITS, OR FOR ANY DAMAGES OR SUMS PAID BY DT TO THIRD PARTIES, EVEN IF PAULSEN HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

d)  DT Warranty

DT will make no warranty, guarantee or representation, whether written or oral, on PAULSEN'S behalf.

12) Failure of Trademark Protection

In the event PAULSEN is unable to secure trademark registration in the Territory, this Agreement shall continue in full force and effect and DT shall make no claim whatsoever against PAULSEN.


13) Confidentiality

DT acknowledges that in the course of performing its obligations hereunder it will receive information which is confidential and proprietary to PAULSEN. DT agrees not to use such information except in performance of this Agreement and not to disclose such information to third parties. PAULSEN acknowledges that over the term of the Agreement it will receive information which is confidential and proprietary to the DT and PAULSEN agrees not to use such information except in performance of this Agreement and not to disclose such information to third parties.

14) General

a)  Waiver and Modification

No waiver or modification of the Agreement shall be effective unless in writing and signed by the party against whom such waiver or modification is asserted. Waiver by either party in any instance of any breach of any term or condition of this Agreement shall not be construed as a waiver of any subsequent breach of the same of any other term or condition hereof. None of the terms or conditions of this Agreement shall be deemed to have been waived by course of dealing or trade usage.

b)  Notices

All notices and demands hereunder shall be in writing and shall be served by personal delivery or by mail at the address of the receiving party set forth in this Agreement (or at such different address as may be designated by such party by written notice to the other party). All notices or demands by mail shall be by certified or registered airmail, return receipt requested, and shall be deemed complete upon receipt. If receipt of such notice or demand is refused or a party has changed its address without informing the other, the notice shall be deemed to have been given and received upon the fourteenth
(14th) day following the date upon which it is first postmarked by the postal service of the sender's nation. All notices and demands hereunder will be in the English language and will control when interpreting the notice or demand.

c)  Attorney's Fee

In the event any litigation is brought by either party in connection with this Agreement, the prevailing party in such litigation shall be entitled to recover from the other party all the costs, attorney's fees and other expenses incurred by such prevailing party in the litigation.

d)  Effective Date

This Agreement shall become effective only after DT has signed it and it is accepted by PAULSEN, and its effective date shall be the date on which it is signed by PAULSEN.

e)  Choice of Law, Jurisdiction

This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia, Canada. The parties agree that any claim asserted in any legal proceeding by one party against the other shall be commenced and maintained in any provincial or federal court located within the Province of British Columbia, having subject matter jurisdiction with respect to the dispute between the parties. Both parties hereby submit to the jurisdiction of such courts over each of them personally in connection with such litigation, and waive any objection to venue in such courts and any claim that such forum is an inconvenient forum. The English language version of this Agreement controls when interpreting this Agreement.

f)  Severability

In the event that any provision of this Agreement shall be held by a court or other tribunal of competent jurisdiction to be unenforceable, such provision will be enforced to the maximum extent permissible and the remaining portions of this Agreement shall remain in full force and effect.

g)  Force Majeure

PAULSEN shall not be responsible for any failure to perform due to unforeseen circumstances or to cause beyond PAULSEN'S control, including but not limited to acts of God, war, riot, embargoes, acts of civil or military authorities, fire, floods, accidents, strikes, or shortages of transportation facilities, fuel, energy, labor or materials.

h)  Entire Agreement

This Agreement constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersedes in their entirety any and all written or oral agreement previously existing between the parties with respect to such subject matter.

i)  Benefits of Agreement

The term of this Agreement are intended solely for the benefit of the parties hereto. They are not intended to confer upon any third party the status of a third party beneficiary. Except as otherwise provided for by this Agreement, the terms hereto shall inure to the benefit of, and be binding upon, the respective successors and assign of the parties hereto.

j)  Titles and Headings

All titles and headings in this Agreement are for clarification and assistance to the reader, and do not form a part of the interpretation of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date specified below.


PAULSEN


Signature: /s/ Adele Paulsen
           -----------------
Printed Name: Adele Paulsen
Date Signed: May 1, 2004


Dura Track Enterprises, Ltd.

Signature: /s/ Darrel Crimeni
           ------------------
Printed Name: Darrel Crimeni
Date Signed: May 1, 2004


Effective Date: May 1, 2004




                         Exhibit A - Paulsen Products

Products

Item No      Quantity per Box        Name             Description

D15          500                     End Lock         Product is used to snap
                                                      on to the end of a hand
                                                      drawn drapery track for
                                                      two purposes. One, to
                                                      stop the glides on the
                                                      drapery track to not
                                                      slip off the end and
                                                      second, to provide a
                                                      fastener for the last
                                                      pin on the out side
                                                      edges of each drape.

D17          200                     Wall Bracket     Product is used to
                                                      fasten the drapery rod
                                                      to the wall above the
                                                      window. Once the
                                                      bracket is fastened the
                                                      "c" channel drapery
                                                      track snaps into the
                                                      bracket. Used for both
                                                      hand drawn and cord
                                                      drawn drapery tracks.

D21          200 Pairs               End Pulley       These components are
                                                      usually used in pairs
                                                      attached to the ends of
                                                      a cord drawn drapery
                                                      track. These components
                                                      service two purposes,
                                                      they have a set of
                                                      wheels that allow the
                                                      drapery cord to operate
                                                      smoothly and provide a
                                                      fastener for the last
                                                      pin on the out side
                                                      edges of each drape.

D23          200                     Floor Pulley     This component used for
                                                      cord drawn drapery
                                                      tracks and is either
                                                      fastened to the wall or
                                                      the floor.  It contains
                                                      a wheel and is spring
                                                      loaded to help keep
                                                      tension on the
                                                      operating cord for the
                                                      drapery track.

D25         200                     Fling Rod         This component is used
                                                      with hand drawn drapery
                                                     tracks and is attached
                                                     to the leading glide or
                                                     fastener of the drapery
                                                     to allow hand closing
                                                     and opening of a drape.

D27         200 Pairs              Master Glides     These components are
                                                     usually used in pairs
                                                     for both hand drawn and
                                                     cord drawn drapery
                                                     tracks.  The master
                                                     glides have overlapping
                                                     arms that allow the
                                                     draperies in the center
                                                     of a pair to overlap for
                                                     privacy.




      Exhibit B - Territory and Respective Appointment ("Territory")

Territory

The World market

Term

The term of this Agreement shall be thirty-six (36) months from the Effective Date.

Renewal Option

This Agreement may be renewed at the DT'S sole option for a subsequent term of up to thirty-six (36) months.

EXHIBIT 10.2          Amendment to Distributor Agreement

                                Amendment to

           Dura Track Enterprises International Distributor Agreement

This Amendment is made between Adele Paulsen, business woman, of 7744 Morley Street, Burnaby, B.C., Canada V2P 2K5 (hereinafter referred to as "PAULSEN" ) and Dura Track Enterprises, Inc., a company duly incorporated in the State of Nevada, of Suite 6-D, 3638 North Rancho Drive, Las Vegas, Nevada, USA 89130 (hereinafter referred to as "DT").

Both parties agree to waive the royalty of 20% (twenty percent) of the gross sales amount with an annual minimum royalty of $50,000 (fifty thousand dollars) in legal US currency as set forth in Clause 3 (Basic Transaction) of the International Distributor Agreement dated May 1, 2004. Such waiver shall be in effect until May 1, 2006.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date specified below.


PAULSEN

Signature: /s/ Adele Paulsen
           -----------------

Printed Name: Adele Paulsen

Date Signed: February 22, 2005


Dura Track Enterprises, Ltd.

Signature: /s/ Darrel Crimeni
           ------------------

Printed Name: Darrel Crimeni

Date Signed: February 22, 2005

EXHIBIT 10.3              Consulting Services Agreement

   This Consulting Services Agreement ("Agreement") sets forth the terms and conditions upon which ALTRES GROUP, LLC ("ALTRES") is engaged by DURA TRACK ENTERPRISES, INC., including successors or assigns (collectively "DURA TRACK") to effect certain transactions ("the Transactions") intended to (1) assist and/or facilitate in the creation of the corporate entity to be called DURA TRACK; (2) provide consulting services and/or assistance to the company so that it is in a position to become a United States reporting company; (3) assist in the preparation and/or making the appropriate filings to effectuate the company as a publicly-traded entity; (4) assist and/or facilitate the registration for sale of either existing shareholder shares or shares to be issued in a public offering; and, for related matters.

1.0 Services Provided.

Following its engagement, ALTRES and its affiliates will:

1.1 Advise DURA TRACK on the structure of Transactions and actions to be taken by DURA TRACK in preparation for the completion of the Transactions;

1.2 Take such steps as may be appropriate to organize DURA TRACK in preparation for becoming a United States reporting company;

1.3 Effectuate such filings as are necessary to allow DURA TRACK to become a trading company;

1.4 Help prepare and file with the Securities and Exchange Commission a Form 10SB or SB-2 describing the DURA TRACK business and registering the company as a reporting company with the SEC;

1.5 Introduce the Company to one or more market makers for the purpose of making an orderly and efficient market in the Company's securities;

1.6 Assist the Company with listing its securities on the NASD "Pink Sheets" or OTC-Bulletin Board;

1.7 Prepare and file with the Securities and Exchange Commission a Form SB-2, or other such form as the situation may require, to register either (1) the "restricted" shares held by existing shareholders for sale or (2) new shares for issuance by the Company.

1.8 Take any other actions reasonably required of it to complete the Transactions as may be contemplated by this agreement.

2.0 Payments.

2.1 DURA TRACK will pay ALTRES a total of $45,000 for its services and the services of its affiliates in regard to the Transactions. Payment of this amount will be made $5,000 on execution of this agreement, with the remaining $40,000 balance payable immediately upon filing of a Form 15(c)211 package with a securities broker/dealer and acceptance of same by the NASD as part of DURA TRACK's effort to have its securities become publicly traded. Payments hereunder are deemed accrued when payable and are non-refundable. Any payments not paid timely as set forth herein shall accrue at an annual rate of 15%, payable monthly, until such time as they are paid in full

3.0. Expenses.

3.1 ALTRES will bear its expenses incurred in regard to the Transactions, including, without limitation, travel, telephone, duplication costs, and postage.

3.2 DURA TRACK will pay its own and any third-party expenses (other than those expenses of ALTRES) including without limitation, SEC, Federal, State, and Nasdaq filing fees, underwriting and market making costs, corporate financial relations, accounting fees, and duplicating costs and other expenses of the Company. ALTRES will not incur any expenses on behalf of the Company unless permitted by it to do so in writing.

4.0. Agreement to Complete Transactions.

4.1 DURA TRACK agrees that it will timely take all steps necessary to complete the Transactions to include, without limitation, causing audited financial statements to be prepared in proper form for DURA TRACK; obtaining consents of the Board of Directors and the shareholders of DURA TRACK, as required; causing all necessary documents to be properly and timely prepared, executed, approved or ratified, and filed, as appropriate, making timely and fully all required payments related to the registration and listing of the Company's securities for public trading, including filing fees; and timely taking all other actions reasonably required of it to complete the Transactions.

4.2 In the event that at any time DURA TRACK determines not to continue with the Transactions, ALTRES hereby grants to DURA TRACK the right to buyout the interest of ALTRES in this agreement on the terms contained herein, in which case ALTRES agrees not to seek specific enforcement of this agreement. In the event that DURA TRACK elects not to continue with the Transactions (or if DURA TRACK does not timely take all such steps and do all such things as may be reasonably required of it to complete the Transactions) ALTRES will be entitled to receive, in full, all payments to be due to it or its affiliates through and upon completion of the Transactions as though those events had occurred provided, however, that DURA TRACK will not be obligated to make any payment under this paragraph if the failure to complete the Transactions is due to any actions or failure to act by ALTRES or its affiliates. Upon payment of the buyout fee provided for herein, all obligations of the parties under this agreement will cease except for obligations which expressly or by their nature survive termination.

4.3 ALTRES represents and warrants that it will timely take all steps reasonab1e and necessary to complete the Transactions and to cause the securities of the Company to trade in the United States secondary market, and for the Company to become a registered reporting company with the United States Securities and Exchange Commission by way of a filing of a Form 10SB or Form SB-2 to register either the shares held by existing shareholders or to register shares to be issued by the Company in a public offering.

5.0 Performance of Services by Others.

From time to time, the achievement of certain results desired by the Company, including the promotion of interest in its public securities, may be enhanced by the services of other parties. These parties may include consultants, advertising agencies, financial analysts, and similar persons who may, directly or indirectly, assist in creating interest in the Company's securities. All compensation, costs and expenses of such parties, if engaged by the Company will be borne by it.

6.0 Actions and Understandings.

6.1 DURA TRACK understands the obligations and responsibilities that will arise in regard to its becoming a reporting company and the trading of its securities in the public market. DURA TRACK understands that in order to achieve the greatest market interest in its securities, it, its officers, and its directors, all or some, will be required to continuously interact with the financial community. This interaction will include, without limitation, timely filing of reports under the Securities Exchange Act of I934, including audited financial statements; annual reports to shareholders and shareholder meetings; issuing periodic press releases; and meetings and discussions with existing and prospective investment bankers and institutions.

6.2 DURA TRACK understands that the completion of the Transactions will not, in itself, result in capital investment in the Company. The public status of the Company and its introduction to market makers and others in the financial community may result in investment interest. However, investment interest will depend upon the success of the Company, market conditions, and other factors over which neither ALTRES nor its affiliates have any control.

6.3 DURA TRACK understands that the ultimate judgement of the financial community of the investment merits of the Company will depend upon the Company's ability to successfully carry out its business p1ans and operations, to operate at a profit and similar business considerations. DURA TRACK represents in good faith that it currently has no reason to believe that it will not be able to complete the Transactions and to achieve its business objectives.

6.4 DURA TRACK understands that the first trading in the Company's securities may be limited, and that to increase the amount, depth, and market price of its securities will require both time and effort by the Company to develop relations with market makers and to create strong and stable trading of the Company's securities.

6.5. During the Transactions and so long as ALTRES or an affiliate may be a Shareholder of the Company, it will provide ALTRES continuing and reasonable access as requested to all information concerning the Company's operations, past, current, and intended, including, without limitation, full access to the financial records of the Company as any other shareholder of record upon 15 days written notice at the expense of ALTRES.

7.0. Compliance with Securities Law.

Now and following the Transactions, as applicable, DURA TRACK represents and warrants that:

7.1 DURA TRACK and its affiliates will at all times observe and comply with Federal and State securities laws, rules, and regulations incident to the issuance and trading of the securities of the Company and will take all steps reasonably required within its control to prohibit any persons, whether or nor affiliated with DURA TRACK, from engaging in any transactions in contravention of such laws, rules, and regulations.

7.2 DURA TRACK and its affiliates will furnish all information and documents concerning it and its affiliates required for the preparation and filing of a Form 10-SB or Form SB-2 by the Company and will assure that all such information is complete and accurate and does not contain any material misstatement or omit any material information. Toward that end, DURA TRACK and its affiliates will timely provide all requested information and documents, including officers and directors questionnaires.

7.3 DURA TRACK and its affiliates will not at any time knowingly engage in any activity which would constitute a prohibited market manipulation of the securities of the Company and will take all steps reasonably required within is control to prohibit my officer, director, other affiliate; agent or emp1oyee from engaging in such conduct.

7.4 The Company will not issue any securities to any person for the promotion or maintenance of a trading market in the Company's securities without first receiving an opinion of qualified counsel that such issuance will be in accord with securities 1aws, rules, and regulations and wil1 not, directly or indirectly, receive from such persons any capital by loan, investment or otherwise resulting from the sale or pledge of such securities.

7.5 For not less than 36 months following execution of this agreement, and when applicable, the Company will timely make all required Federal, State, and other filings necessary to allow the public trading of the Company's securities and, if the Company's securities are then quoted on the Nasdaq Stock Market or listed on any regional or national exchange, will take all actions necessary to maintain such status for the Company's securities

8.0 Notices.

Any notices required or permitted under this agreement shall be deemed to have been given when delivered in writing by hand, certified mail (return receipt requested) or commercial courier, such as FedEx, to the following addresses or to such other addresses as may have been given to each party in the mariner provided for in this paragraph.

In the case of DURA TRACK or the Company to:

DURA TRACK ENTERPRISES, INC.
6505 138th Street
Surrey, BC Canada V3W 5G5

Or to:

DURA TRACK ENTERPRISES, INC.
3638 North Rancho Drive, Suite 6-D
Las Vegas, NV 89130

In the case of ALTRES to:

ALTRES GROUP LLC
7011 S Brookshire Ct.
Spokane, WA 99223

9.0 Arbitration.

9.1 Scope. The parties hereby agree that any and all claims (except only for requests for injunctive or other equitable relief) whether existing now, in the past, or in the future as to which the parties or any affiliates may be adverse parties, and whether arising out of this agreement or from any other cause will be resolved by arbitration before the American Arbitration Association within the state of California.

9.2 Consent to Jurisdiction, Situs, and Judgement. The parties hereby irrevocably consent to the jurisdiction of the American Arbitration Association and the situs of the arbitration within the State of California. Any award in arbitration may be entered in any domestic or foreign court having jurisdiction over the enforcement of such awards.

9.3 Applicable Law. The law applicable to the arbitration and this agreement shall be that of the State of California, determined without regard to its provisions which would otherwise apply to a question of conflict of laws

9.4 Disclosure and Discovery. The arbitrator may, in its discretion, allow the parties to make reasonable disclosure and discovery in regard to any matters that are the subject of the arbitration and to compel compliance with such disclosure and discovery order. The arbitrator may order the parties to comply with all or any of the disclosure and discovery provisions of the Federal Rules of Civil Procedure, as they then exist, as may be modified by the arbitrator consistent with the desire to simplify the conduct and minimize the expense of the arbitration.

9.5 Rules of Law. Regardless of any practices of arbitration to the contrary, the arbitrator will apply the rules of contract and other law of the jurisdiction whose law applies to the arbitration so that the decision of the arbitrator will be, as much as possible, the same as if the dispute had been determined by a court of competent jurisdiction.

9.6 Finality and Fees. Any award or decision by the American Arbitration Association shall be final, binding, and non-appealable except to errors of law or the failure of the arbitrator to adhere to the arbitration provisions contained in this agreement. Each Party to the arbitration shall pay its own costs and counsel fees.

9.7 Measure of Damages. In any adverse action, the parties shall restrict themselves to claims for compensatory damages and/or securities issued or to be issued and no claims shall be made by any party or affiliate for lost profits, punitive, or multiple damages.

9.8 Covenant not to Sue. The parties covenant that under no conditions will any party or any affiliate file any action against the other (except only requests for injunctive or other equitable relief) in any forum other than before the American Arbitration Association, and the parties agree that any such action, if filed, shall be dismissed upon application and shall be referred for arbitration hereunder with costs and attorney's fees to the prevailing party.

9.9 Intention. It is the intention of the parties and their affiliates that all disputes of any nature between them, whenever arising, whether in regard to this agreement or any other matter, from whatever cause, based on whatever law, rule or regulation, whether statutory or common law, and however characterized, be decided by arbitration as provided herein and that no party or affiliate be required to litigate in any other forum any disputes or other matters except for requests for injunctive or equitable relief. This agreement shall be interpreted in conformance with this stated intent of the parties and their affiliates.

9.10 Survival. The provisions for arbitration contained herein shall survive the termination of this agreement for any reason.

10.0 Assignment.

In order to better carry out the Transactions, ALTRES may assign all or parts of this agreement provided that the assignee agrees to all the terms and conditions of this agreement pertaining to such assignment. An assignment will not relieve ALTRES of any of its obligations under this agreement.

11.0 Confidentiality.

As a result of entering in to this agreement, DURA TRACK will have access to information which ALTRES regards as confidential and proprietary regarding ALTRES' methods of carrying out the Transactions (collectively the "Business of ALTRES"). DURA TRACK agrees that it will not, except as reasonably required pursuant to this Agreement, use itself, or divulge, furnish, or make accessible to any person any knowledge, know-how, techniques, or information with respect to ALTRES or the Business of ALTRES without the prior written consent of ALTRES.

12.0  Termination.

ALTRES may terminate this agreement, without further obligation or liability, at any time (i) that ALTRES has a reasonable basis to believe that any aspect of the transactions covered by this agreement would constitute a fraud or deception on the market or (ii) that the Company fails to meet its obligations under this agreement in a manner which would constitute a material breach. In any such case, ALTRES will be entitled to retain all payments to it made or accrued prior to such termination. All fees will be refunded to DURA TRACK if it becomes evident that ALTRES can not or will not perform under the terms of this agreement.

13.0 Miscellaneous.

13.1 Covenant of Further Assurances. The parties agree to take any further actions and to execute any further documents that may from time to time be necessary or appropriate to carry out the purposes of this agreement.

13.2 Scope of Agreement. This agreement and any attached pooling agreement constitute the entire understanding of the parties. No undertakings, warranties, or representations have been made other than as contained herein, and no party shall assert otherwise. This agreement may not be changed or amended orally.

13.3 Currency. All references to currency in this agreement are to United States Dollars.

13.4. Review of Agreement. Each party acknowledges that it has had time to review this agreement and, as desired, consult with counsel. In the interpretation of this agreement, no adverse presumption shall be made against any party on the basis that it has prepared, or participated in the preparation of, this agreement.

14.0 Effective Date.

The effective date of this agreement is April 23, 2004.

IN WITNESS WHEREOF, the parties have approved and executed this agreement.

ALTRES Group, LLC


/s/ Kevin Nichols
Managing Member

DURA TRACK ENTERPRISES, INC.


/s/ Darrel Crimeni
President

Warranties by Officers, Directors, and Other Affiliates.

Each of the undersigned officers, directors, and other affiliates of DURA TRACK agree that they have read this agreement and that they (i) will not violate any of the provisions of this agreement relating to compliance with securities laws, rules, and regulations (ii) will not violate any provision of this agreement relating to confidentiality of the business of ALTRES and (iii) consent to be governed by the provisions of this agreement relating to arbitration in the case of any claims arising from their warranties herein.

EXHIBIT 23.1                     Consent of Accountants


August 8, 2005


U.S. Securities and Exchange Commission
Division of Corporate Finance
100 F Street, N.E.
Washington, D.C. 20549

RE:  Dura Track Enterprises, Inc. - Form SB-2 Registration Statement

Dear Sirs:

As independent registered public accountants, we hereby consent to the inclusion or incorporation by reference in this Form SB-2 Registration Statement dated August 3, 2005, of the following:

   Our report to the Stockholders and Board of Directors of Dura Track Enterprises, Inc., dated April 29, 2005 on the financial statements of the Company as at March 31, 2005 and December 31, 2004 and for the periods from March 19, 2004 (inception) to December 31, 2004, and the three month period ended March 31, 2005 and for the period March 19, 2004 (inception) to March 31, 2005.

In addition, we also consent to the reference to our firm included under the heading "Experts" in this Registration Statement.

Yours truly,

/s/ Dale Matheson Carr-Hilton LaBonte
-------------------------------------

Dale Matheson Carr-Hilton LaBonte
Chartered Accountants
Vancouver, British Columbia

EXHIBIT 99.1               Subscription Agreement

                           HOW TO SUBSCRIBE

A. Instructions.

   Each person considering subscribing for the Shares should review the following instructions:

Subscription Agreement: Please complete, execute and deliver to the Company the enclosed copy of the Subscription Agreement. The Company will review the materials and, if the subscription is accepted, the Company will execute the Subscription Agreement and return one copy of the materials to you for your records.

   The Company shall have the right to accept or reject any subscription, in whole or in part.

An acknowledgment of the acceptance of your subscription will be returned to you promptly after acceptance.

Payment: Payment for the amount of the Shares subscribed for shall be made by delivery by the earlier of _______________, 2005 or such date as the Company shall specify by written notice to subscribers (unless such period is extended in the sole discretion of the President of the Company), of a check or wire transfer of immediately available funds to the Company at the address set forth below or an account specified by the Company. The closing of the transactions contemplated hereby (the "Closing") will be held on _______________, 2005 or such earlier date specified in such notice (unless the closing date is extended in the sole discretion of the President of the Company). There is no minimum aggregate amount of Shares which must be sold as a condition precedent to the Closing, and the Company may provide for one or more Closings while continuing to offer the Shares that constitute the unsold portion of the Offering.

B. Communications.

   All documents and cheques should be forwarded to:

      DURA TRACK ENTERPRISES, INC.
      3638 North Rancho Drive, Suite 6-D
      Las Vegas, NV 89130
      Attention: Darrel Crimeni

THE PURCHASE OF SHARES OF DURA TRACK ENTERPRISES, INC. INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.


DURA TRACK ENTERPRISES, INC.
3638 North Rancho Drive, Suite 6-D
Las Vegas, NV 89130


                              SUBSCRIPTION AGREEMENT

The undersigned (the "Subscriber") hereby irrevocably subscribes for that number of Shares set forth below, upon and subject to the terms and conditions set forth in the Corporation's SB-2 Registration Statement dated _______________, 2005.

Total Number of Shares to be Acquired: _____________________________________.
Amount to be Paid (price of $0.025 per Share): _____________________________.

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this ___ day of _________, 2005.


Signature: ________________________

Subscriber's Social Security or Tax Identification Number: ______________

Print Name: _________________________________

Signature of Co-owners if applicable:_________________________________

Print Title: __________________________________

Address:  Number and Street: ________________________________________

City, State, Zip: ___________________________________________________

Name as it should appear on the Certificate:_______________________________

If Joint Ownership, check one (all parties must sign above):
|_| Joint Tenants with Right of Survivorship
|_| Tenants in Common
|_| Community Property

If Fiduciary or Business Organization, check one:
|_| Trust
|_| Estate
|_| Power of Attorney

Name and Type of Business Organization:_____________________________________

ACCEPTANCE OF SUBSCRIPTION

The foregoing Subscription is hereby accepted for and on behalf of DURA TRACK
ENTERPRISES, INC. this ___   day of __________, 2005.

DURA TRACK ENTERPRISES, INC.

By ________________________________________________
     Darrel Crimeni, President